SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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WEST COAST BANCORP
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March 17, 2009

Dear Shareholder:

     You are cordially invited to attend the 2009 Annual Meeting of Shareholders of West Coast Bancorp to be held in The Oaks-Meadows Conference Center, located at 5300 Meadows Rd., Lake Oswego, Oregon, on Tuesday, April 28, 2009, at 2:00 p.m. local time.

     At the annual meeting, you will be asked to consider and vote on the election of directors, amendments to our 2002 Stock Incentive Plan, ratification of our appointment of our independent registered public accounting firm, and such other business as may properly come before the annual meeting.

     Your vote is very important to us. Regardless of whether or not you plan to attend the meeting in person, please vote by voting via the Internet, by telephone, or by returning a proxy card. Instructions on how to vote through the Internet or by telephone are included in the enclosed proxy statement.

     We value you as a West Coast Bancorp shareholder and look forward to seeing you at the meeting.

Sincerely,

Robert D. Sznewajs President and CEO

WEST COAST BANCORP
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2009
2:00 p.m., Pacific Time

To the Shareholders of West Coast Bancorp:

     The 2009 Annual Meeting of Shareholders of West Coast Bancorp will be held in The Oaks-Meadows Conference Center, located at 5300 Meadows Rd., Lake Oswego, Oregon, on Tuesday, April 28, 2009, at 2:00 p.m. local time. At the meeting, shareholders will be asked to consider and vote on the following matters:

1.	Electing eight directors to serve for one-year terms;

2.	Amending our 2002 Stock Incentive Plan (the "Plan") as described in the accompanying proxy statement;

3.	Ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008; and

4.	Such other business as may properly come before the meeting or an adjournment thereof.

     Only shareholders of record on March 2, 2009, may vote on proposals at the annual meeting in person or by proxy. We encourage you to promptly complete and return the proxy card, or to vote electronically by telephone or Internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares if you want to change your vote.

     Further information regarding voting rights and the business to be transacted at the meeting is included in the accompanying proxy statement. We appreciate your continued interest as a shareholder in the affairs of our company and in its growth and development.

March 17, 2009

BY ORDER OF THE BOARD OF DIRECTORS

Richard R. Rasmussen Executive Vice President General Counsel and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please sign and date your proxy card and return it in the enclosed postage prepaid envelope, or vote electronically via the Internet or by telephone. See "Voting Via the Internet or by Telephone" on the last page of the accompanying proxy statement for further details. You do not need to keep your proxy for admission to the annual meeting.

-i-

WEST COAST BANCORP
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035
(503) 684-0884

PROXY STATEMENT

VOTING IN CONNECTION WITH THE ANNUAL MEETING

     General. This proxy statement and the accompanying proxy are being furnished to you as a shareholder in connection with the solicitation of proxies by our Board of Directors for use at the West Coast Bancorp Annual Meeting of Shareholders to be held Tuesday, April 28, 2009, and at any adjournment of the meeting (the "Annual Meeting"). These proxy materials are first being made available to shareholders on or about March 17, 2009. When we refer to our company in this proxy statement below we frequently use "we," "us," or "our," but we also sometimes refer to our company as "Bancorp" or the "Company."

     March 2, 2009 has been established as the record date for the Annual Meeting. Holders of record of Bancorp common stock as of that date are entitled to notice of and to vote at the meeting. On the record date, there were 15,739,990 common shares outstanding and each share is entitled to one vote. A majority of the outstanding common shares will constitute a quorum for the conduct of business at the meeting.

     Voting by Proxy. To vote by proxy, please sign and date the enclosed proxy card and return it to us as soon as possible. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you return a signed proxy without instructions, your shares will be voted in accordance with the recommendation of our Board of Directors—FOR all nominees for election as directors, FOR proposed amendments to our 2002 Stock Incentive Plan, and FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered pubic accountants. If you vote over the Internet or by telephone as described below, you need not also mail a proxy to us.

     Voting by Internet or Telephone. We encourage you to vote electronically or by telephone. Shareholders may vote via the Internet at www.proxyvote.com or by telephone by calling the telephone number referenced on their voting form. Please see "Voting Via the Internet or by Telephone" near the end of this proxy statement for additional information regarding these methods of voting.

     Voting at the Meeting. You may vote in person at the Annual Meeting. Even if you plan to attend the meeting, we encourage you to submit a proxy or vote by Internet or telephone to ensure that your vote is received and counted.

     Changing or Revoking Your Vote. After voting, you may change your vote by completing a new proxy and returning it to us, by voting again via the Internet or by telephone as described above, or by voting in person at the Annual Meeting. Only the last vote timely received by us will be counted. You may request a new proxy card from Bancorp's Secretary. You may revoke a proxy before its exercise by filing written notice of revocation with Bancorp's Secretary before the meeting.

     Solicitation of Proxies. Proxies will be solicited primarily through the mail, but may also be solicited by directors and officers of the Company and its primary operating subsidiaries, West Coast Bank (the "Bank") and West Coast Trust Company, Inc. ("West Coast Trust"), personally or by other means such as telephone or e-mail. We may also engage an outside proxy solicitation firm and pay a fee for such services. All costs of solicitation of proxies will be borne by us.

Proposal 1—Election of Directors

     General. Under our Articles of Incorporation, the Board of Directors may establish the total number of positions on our Board within a range of eight to 20. Our Board is currently comprised of nine positions. Each Board member is elected annually.

     Our Board has nominated eight current directors Lloyd D. Ankeny, Michael J. Bragg, Duane C. McDougall, Steven J. Oliva, Steven N. Spence, Robert D. Sznewajs (our President and CEO), David J. Truitt, and Nancy A. Wilgenbusch to stand for re-election as directors. J.F. Ouderkirk will not stand for re-election. Each nominee has consented to serve if elected. If any nominee becomes unable to serve prior to the meeting, our Board may designate a replacement nominee and in such case your proxy will be voted for such replacement. Immediately following the meeting, the number of positions on our board will be reduced to eight.

     The Board of Directors has determined that each of the current directors standing for election, other than Mr. Sznewajs, is an "independent director" under Rule 4200(a)(15) of Nasdaq listing standards applicable to the Company. All members of the Board's compensation, nominating and audit committees are "independent directors" under this standard.

     In the course of determining that each director is an "independent director" under the Nasdaq listing standards, the Board considered various loan transactions and deposit relationships between the Bank and certain directors (or their family members or business interests). These transactions and relationships were entered into on the same terms prevailing at the time for comparable transactions or relationships with other persons, as described further under the heading "Transactions With Related Persons" below. The Board also considered the possible effects of a bank branch lease with a business entity partially owned by a director and determined that the transaction does not affect the director's independence.

     Information With Respect to Nominees. Nominees for election as directors are listed below. All current directors of Bancorp also serve as directors of the Bank.

Lloyd D. Ankeny, 71 Director since 1995	Mr. Ankeny is Chair of our Board of Directors. He has been a private real estate investor for more than five years.

Michael J. Bragg, 59 Director since 1999	Mr. Bragg has been a Partner of Grenley, Rotenberg, Evans, Bragg & Bodie, P.C., a Portland, Oregon, based law firm, for more than five years. Mr. Bragg is also past Chairman of the Board of the Oregon Humane Society, and a vice chairman and director of Guide Dogs for the Blind, San Rafael, CA.

Duane C. McDougall, 57 Director since 2003	Mr. McDougall is Chairman and Chief Executive Officer and a director of Boise Cascade, LLC. He was previously President and Chief Executive Officer of Willamette Industries, Inc., an international manufacturer of paper and other forest products, from December 1998 through 2002. Prior to becoming President and CEO, he served as Chief Accounting Officer, Executive Vice President and in other positions at Willamette Industries for 22 years. Mr. McDougall also serves as a director of Cascade Corporation and the Greenbrier Companies.

Steven J. Oliva, 68 Director since 2003	Mr. Oliva has served as President and Chief Executive Officer of Hi-School Pharmacy, Inc., for more than five years. He is a board member of the National Association of Chain Drug Stores, and Oregon State University Advisory Board—School of Pharmacy, Emeritus. He is also a real estate investor.

Steven N. Spence, 61 Director since 2001	Mr. Spence has been a Senior Vice President of UBS Financial Services Inc., a securities brokerage firm, and its predecessors in Portland, Oregon, for more than five years.

Robert D. Sznewajs, 62 Director since 2000	Mr. Sznewajs has been President and Chief Executive Officer of Bancorp and the Bank for more than five years. Mr. Sznewajs is also a director of Coinstar Inc.

David J. Truitt, 66 Director since 2004	Mr. Truitt has served as Vice President and part owner of Truitt Bros., Inc., a food processing business, for more than five years.

Dr. Nancy A. Wilgenbusch, 60 Director since 2003	Dr. Wilgenbusch is President Emerita of and advisor to Marylhurst University. Previously she was President of Marylhurst University for more than five years. She is a trustee of the Tax-Free Trust of Oregon. Dr. Wilgenbusch also serves as a director of Cascade Corporation.

     The eight directors receiving the highest total number of votes will be elected, provided there is a quorum. Shares that are not represented at the meeting, votes that are withheld, and shares not voted for the election of directors by brokers or nominees will not be counted in determining the number of votes for each nominee.

BOARD OF DIRECTORS

     During 2008, our Board met eighteen times. Each director attended at least 75 percent of the total meetings of the Board of Directors and all committees of the Board on which he or she served during 2008. The Board holds executive sessions of non-management directors not less than once per calendar quarter. Executive sessions are scheduled by our Board Chair and any directors may request that additional executive sessions be scheduled.

     The Board of Directors has established certain standing committees of the Board, including an Audit & Compliance Committee, a Compensation & Personnel Committee, a Governance & Nominating Committee, and a Loan, Investment and Asset/Liability Committee.

     Bancorp policy requires that directors and director nominees attend our annual meeting of shareholders, except under circumstances beyond the reasonable control of such person. In 2008, all directors attended the annual meeting of shareholders.

Board Committees

     Audit & Compliance Committee. The Audit & Compliance Committee (the "Audit Committee") operates under a formal written charter adopted by the Board. A copy of the Audit Committee charter is available at our website at www.wcb.com under the "About Us--Investor Information" tab and "Corporate Governance" subheading. The Audit Committee held twelve meetings during 2008.

     During 2008, the Audit Committee was comprised of Mr. Spence (Chair), Mr. Ankeny, Mr. McDougall, and Dr. Wilgenbusch. Each member of the Audit Committee is financially literate and meets the independence standards for members of public company audit committees set forth in Nasdaq listing standards and applicable Securities and Exchange Commission ("SEC") rules adopted under the Sarbanes-Oxley Act of 2002. Further, the Board of Directors has determined that Mr. McDougall meets the standards of an audit committee financial expert set forth in SEC regulations and is financially sophisticated as described in Nasdaq listing standards.

     The Audit Committee has sole authority to appoint or replace Bancorp's independent registered public accounting firm (sometimes referred to below as our "auditor") and is directly responsible for compensating and overseeing its work, including the annual audit. Our auditor reports directly to the Audit Committee, which evaluates its independence and performance at least annually. The Audit Committee must pre-approve all audit services and legally permitted non-audit services to be performed by our auditor. In addition, the Audit Committee is required to meet with our auditor and internal audit staff in executive sessions and to resolve any disagreements that arise between management and the auditors.

     The Audit Committee oversees the Company's internal audit function and is responsible for reviewing significant reports prepared by the internal audit department. The Audit Committee also assists the Board in overseeing the quality and integrity of Bancorp's accounting and reporting practices and has adopted procedures for the receipt and treatment of complaints regarding accounting matters. Finally, the Audit Committee oversees compliance with respect to certain regulatory matters, including SEC and bank regulatory issues.

     While the Audit Committee has the responsibilities and authority described above and in its charter, it is not the duty of the Audit Committee to plan or conduct audits or determine whether financial statements and other disclosures are complete, accurate, and in accordance with generally accepted accounting principles. These remain the responsibilities of our management and independent auditor.

     Compensation & Personnel Committee. The Compensation & Personnel Committee (the "Compensation Committee") operates under a formal written charter adopted by the Board. A copy of the Compensation Committee charter is available at our website at www.wcb.com under the "About Us--Investor Information" tab and "Corporate Governance" subheading. The Compensation Committee held nine meetings during 2008.

     During 2008, the Committee was comprised of Mr. McDougall (Chair), Mr. Ankeny, Mr. Bragg, Mr. Oliva, and Dr. Wilgenbusch. Each member of the Compensation Committee is an "independent director" under Nasdaq Rule 4200(a)(15), a "non-employee director" under SEC Rule 16b-3, and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Compensation Committee is charged with, among other things, approving the base salary, incentive compensation, stock option grants, restricted stock awards, employment agreements, change in control agreements, supplemental executive retirement plans, and other compensation of, and establishing performance goals and incentive opportunity levels for, our executive officers. In addition, the Compensation Committee reviews the base salary and incentive compensation of other senior officers and reviews and recommends to the Board restricted stock awards, stock option grants and change-in-control agreements for other employees. It is also responsible for periodically reviewing and making recommendations to the Board with respect to the adoption of employee benefit plans.

     Under its charter, the Compensation Committee has the authority to retain the services of outside compensation consultants to assist in the evaluation and determination of compensation levels and to approve the fees and other terms of their engagement. The Compensation Committee may also delegate its authority and responsibilities to its chair or subcommittees of one or more committee members as and when appropriate and permitted by law, but does not normally do so and has no standing delegation of authority on any matters. For additional information regarding the processes and procedures for the consideration and determination of our executive compensation, including the role of executive officers and consultants in that process, see "Executive Compensation--Discussion and Analysis of Executive Compensation Programs" below.

     In addition to its responsibilities relating to compensation matters, the Compensation Committee is required to review and assess on a periodic basis the Company's guidelines regarding director and employee stock ownership. The Compensation Committee is responsible for an annual review of our management succession plan and periodic reviews and recommendations with respect to human resource policies.

     The Compensation Committee also makes recommendations to the Board regarding all elements of compensation paid to our outside directors, including annual retainers, meeting fees, restricted stock awards, and stock option grants, although all elements of Board compensation are ultimately the responsibility of the full Board. See "Board of Directors--Director Compensation for 2008" below.

     Governance & Nominating Committee. The Governance & Nominating Committee (the "Governance Committee") operates under a formal written charter adopted by the Board. The charter is available at our website at www.wcb.com under the "About Us--Investor Information" tab and "Corporate Governance" subheading. The Governance Committee held three meetings in 2008. During 2008, the Committee was comprised of Dr. Wilgenbusch (Chair), Mr. Ankeny, Mr. McDougall, and Mr. Spence. Each member of the Governance Committee is an "independent director" under Nasdaq Rule 4200(a)(15).

     The Governance Committee is charged with promoting sound principles and practices of corporate governance, identifying and recommending to the Board qualified individuals to serve as board members, including with respect to vacancies that occur on the Board from time to time, and evaluating the performance of the Board and committees of the Board (including itself). The Governance Committee also must review from time to time the qualifications and independence of members of the Board and each of its committees. The Governance Committee is also required to periodically review and recommend to the Board one or more codes of ethics applicable to directors, officers and employees consistent with sound business practices and applicable laws and regulations and to monitor compliance with these codes and certain other initiatives.

     Other specific duties and responsibilities of the Governance Committee include: regular monitoring and review of the appropriateness of the Company's corporate governance principles and practices; recommending to the Board specific criteria for determining independence of outside directors consistent with Nasdaq listing standards; recommending to the Board such changes to the Board's committee structures and committee functions as it deems advisable; confirming that each standing committee charter is reviewed at least annually by each committee; reviewing and assessing the quality and clarity of information provided to the Board and making such recommendations to management as it deems appropriate; evaluating the effectiveness of the Board's oversight of management; assessing the Board's performance and meeting annually with Board members to discuss its performance review; reviewing shareholder proposals and recommending appropriate action to the Board; and reviewing any proposed amendments to the Company's charter documents and recommending appropriate action to the Board.

     Our Board has adopted a policy that provides for consideration of director candidates recommended by security holders. For a discussion of the Governance Committee's policies and procedures regarding recommendations for director nominees, see "Information Concerning Director Nominations" below.

     Loan, Investment, & Asset/Liability Committee. The Loan, Investment, and Asset/Liability Committee (the "Loan Committee") operates under a formal written charter adopted by the Board. A copy of the Loan Committee charter is available at our website at www.wcb.com under the "About Us--

Investor Information" tab and "Corporate Governance" subheading. The Committee held ten meetings during 2008. During 2008, the Loan Committee was comprised of Mr. Bragg (Chair), Mr. Oliva, Mr. Ouderkirk, Mr. Sznewajs, and Mr. Truitt.

     The Loan Committee is responsible for initial review of loans in excess of management's authorized approval limits and loans involving insiders subject to Regulation O of applicable banking regulations. The Loan Committee is assigned the function of monitoring all lending policies, portfolio quality, delinquencies, collection and charge-off procedures, loan loss reserves, loan quality review guidelines, the credit review function, and approval and collateral evaluations. The Loan Committee also monitors loan concentrations, delinquency trends, composition of loans, exceptions to lending policy, and credit risk of off balance sheet items such as letters of credit and commitments to buy and sell loans or securities.

     Our Chief Credit Officer provides monthly reports to the Loan Committee. In addition, the Loan Committee receives monthly reports from the Chief Financial Officer or Asset/Liability Manager on net interest revenues, spreads, margins, liquidity, investment activities, prognosis of the market, strategies for investment and broker activities, and other relevant investment and other issues.

Committee Membership at Date of Proxy Statement

	Audit &	Compensation &	Governance &	Loan, Investment
Name	Compliance	Personnel	Nominating	and Asset/Liability
Lloyd D. Ankeny		☒	☒	☒
Michael J. Bragg	☒	☒
Duane C. McDougall	☒*	☒	☒
Steven J. Oliva		☒		☒
J. F. Ouderkirk				☒
Steven N. Spence			☒	☒*
Robert D. Sznewajs				☒
David J. Truitt		☒*		☒
Dr. Nancy A. Wilgenbusch	☒		☒*

     * Chair

Shareholder Communications with the Board

     Shareholders may communicate with our Board of Directors directly. Bancorp will promptly forward all letters or other written communications addressed to the Board, a specific committee of the Board, or to an individual director. Such communications may be sent to the Company at its corporate offices. Communications will not be pre-screened.

     Shareholders and others wishing to submit a report to members of the Audit Committee on an anonymous and confidential basis regarding accounting, internal control, or auditing matters, potential securities law violations, or violations of the Company's Code of Conduct and Ethical Standards or Code of Ethics for Senior Financial Officers may do so by going to www.ethicspoint.com and following the prompts or by calling 1-866-297-0224.

Non-Employee Director Compensation for 2008

     The following table summarizes compensation paid to non-employee directors for services during the year ended December 31, 2008.

Name	Fees	Stock	Option	Non-Equity	Change in	All	Total
	Earned or	Awards	Awards	Incentive Plan	Pension	Other	($)
	Paid in	(1)(2)	(3)(4)	Compensation	Value and	Compensation (6)
	Cash	($)	($)	($)	Nonqualified	($)
	($)				Deferred
					Compensation
					Earnings (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Lloyd D. Ankeny	$83,200	$20,384	$4,736	$0	$0	$204	$108,524

Michael J. Bragg	$55,400	$20,384	$4,736	$0	$0	$204	$80,724

Duane C.
McDougall	$63,500	$20,384	$4,736	$0	$0	$204	$88,824

Steven J. Oliva	$48,800	$20,384	$4,736	$0	$0	$204	$74,124

J.F. Ouderkirk	$42,800	$20,384	$4,736	$0	$0	$204	$68,124

Steven N. Spence	$58,400	$20,384	$4,736	$0	$0	$204	$83,724

David J. Truitt	$43,400	$20,384	$4,736	$0	$0	$204	$67,924

Dr. Nancy A.
Wilgenbusch	$57,200	$20,384	$4,736	$0	$0	$204	$82,524

(1)	The dollar amounts in column (c) reflect the compensation expense recognized for 2008 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), with respect to restricted stock awards under the Company's 2002 Stock Incentive Plan (the "2002 Plan"). Assumptions used in calculating expense as required by SFAS 123R are described in Note 20 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 (the "2008 Form 10-K"), except that any deduction relating to estimated forfeitures has been disregarded for this purpose.

(2)	The grant date fair value for the 1,400 shares of restricted stock awarded to each of our directors in 2008 was $17,850, based on the market price of our stock on the date of grant of $12.75 per share. Each of our directors owned 1,400 shares of restricted stock as of December 31, 2008, all of which will vest for each director on the first anniversary of the grant date.

(3)	The grant date fair value of the option to purchase 2,150 shares granted to each of our directors in 2008 was $4,730, which reflects the compensation expense recognized for financial statement reporting purposes for 2008 under SFAS 123R with respect to stock option grants under the 2002 Plan in this and prior years. Assumptions used in calculating expense as required by SFAS 123R are described in Note 20 to our audited financial statements included in the 2008 Form 10-K, except that the deduction relating to estimated forfeitures has been disregarded for this purpose.

(4)	The following table shows the total number of stock options outstanding as of December 31, 2008, for each director:

No. of Stock
Options
Mr. Ankeny	13,850
Mr. Bragg	5,800
Mr. McDougall	10,850
Mr. Oliva	10,850
Mr. Ouderkirk	26,750
Mr. Spence	3,450
Mr. Truitt	7,850
Dr. Wilgenbusch	10,850

(5)	Non-employee directors are entitled to participate in Bancorp's Directors' Deferred Compensation Plan (the "Directors' DCP"), under which directors may elect to defer payment of some or all of their directors fees. Earnings on contributions by each participant are dependent on the return on investments that the director selects from a list of publicly available mutual funds or Bancorp stock. See "Executive Compensation— Nonqualified Deferred Compensation for 2008" for a list of available investment options, which are the same as those available to our executives under the executives' plan. We do not make additional contributions or provide above-market or preferential earnings on fees deferred by directors under the Directors' DCP.

(6)	The dollar amounts in column (g) reflect dividends that were paid on restricted stock in 2008 that were not factored into the grant date fair value of the award.

     In establishing non-employee director compensation, the Compensation Committee and the Board of Directors considered information regarding the compensation paid to directors of the peer group companies listed under the heading "Executive Compensation--Discussion and Analysis of Executive Compensation Programs" below that was provided by Clark Consulting, a compensation consultant engaged by the Compensation Committee, along with director compensation information derived from other sources. Non-employee directors serving on the Board are paid an annual retainer and additional fees for attendance at Board and Board committee meetings.

     During 2008, the Board chair received an annual retainer of $64,000, while the Audit Committee and the Compensation Committee chairs received $44,000, and each other committee chair received an annual retainer of $38,000. All other directors received annual retainers of $32,000. Directors also received $300 for each board meeting and $600 for each Board committee meeting they attended (whether as a member of a committee or at the request of a committee). Members of the Audit Committee (other than the Chair) received $600 for attending meetings with the Company's independent registered public accountants to analyze, review, and discuss the Company's quarterly earnings releases and Forms 10-Q, Form 10-K, and related matters. Bancorp directors who also serve on the board of West Coast Trust received $600 for each meeting of the West Coast Trust board that they attended. The West Coast Trust board chair received an additional $1,000 for the year.

     Recent practice has been to grant restricted stock awards and stock options to non-employee directors on an annual basis. In 2008, the directors were awarded restricted stock and granted stock options. The number of shares of restricted stock awarded to each director was determined by dividing a dollar amount determined by the Board as appropriate for the value of each award – approximately $20,000 – by the trading price per share for restricted stock as of a date shortly before the grant date. The number of stock options granted to each director was determined by dividing a dollar amount determined by the Board as appropriate for each award – approximately $ 4,800 - by an estimate of the Black-Scholes value of each option-share as of a date shortly before the grant date. Restricted stock and stock options were granted to directors in 2008 at the board meeting held in conjunction with our annual meeting of shareholders. Restricted stock vests in full one year from the date of grant. Stock options are not subject to vesting.

Proposal 2—Approval of Amendment to our 2002 Stock Incentive Plan

     On March 10, 2009, our Board of Directors adopted, subject to shareholder approval, an amendment to our 2002 Stock Incentive Plan (the "Plan") to:

  increase by 240,000 to 2,140,000 the total number of common shares that may be issued under the Plan;

  modify the definition of "Performance Goals" to include attainment of a specified market price of the Company's stock as a permissible goal;

  clarify that the current prohibition in the Plan on option repricing without prior shareholder approval will apply to any effort to amend and reduce the exercise price of, or cancel and replace, options or awards;

  remove authority to establish procedures for the deferral of receipt of shares or cash subject to an option or award; and

  prohibit payment of dividends or dividend equivalents on stock options and add a technical limitation on the number of shares that may be issued as incentive stock options under the Plan.

     Proposed amendments to the Plan are reflected in Amendment No. 4 to the Plan attached to this Proxy Statement as Appendix A, together with the Plan in full as proposed to be amended. Shareholders are being asked to approve amending the Plan, as reflected in Amendment No. 4 and described above, at this year's annual meeting of shareholders. Assuming a quorum is present at the meeting, the amendment will be approved if the votes cast in favor of the amendment exceed the votes cast against it. Shares not represented at the meeting, as well as abstentions from voting, will have no effect on the outcome of voting on the amendment. If the proposed amendment is not approved by shareholders, the Plan will continue in effect as if no amendment had been made.

     The Plan was originally adopted by the Company in 2002. The Plan initially authorized the issuance of up to 1,700,000 common shares pursuant to awards granted in accordance with the Plan, but limited the number of shares available for restricted stock awards to 113,322 shares. The Plan was amended in 2004 to increase the total number of shares that could be issued as restricted stock to 288,000, without increasing the total number of common shares available under the Plan. The Plan was twice amended in 2006, (i) first, (a) to increase the total number of shares that may be issued under the Plan to 1,900,000 and (b) to increase the number of shares available for restricted stock awards to 488,000 and to expand the types of awards subject to the limitation to include both restricted stock and other awards based on stock, and (ii) second, to make mandatory, certain proportional adjustments to the number of shares that may be issued under the Plan, the number of shares that may be issued as restricted stock or other stock awards under the Plan, and the number and type of shares, and exercise price for outstanding options, in the event of a stock split, stock dividend or recapitalization affecting the Common Stock.

     As of March 1, 2009, without giving effect to proposed amendments, 182,079 shares were available for future grants under the Plan, including 56,945 shares available for restricted stock and other stock-based awards.

     The proposed amendment increases the total number of shares that may be issued under the Plan to accommodate future stock option awards. The number of shares available for issuance as restricted stock and other stock-based awards is not being increased. In addition to the increase in shares included in the proposed amendment, we have modified the Plan's definition of "Performance Goals" to include attainment of a specified stock price. The change will allow us to grant qualifying performance awards under Section 162(m) of the Internal Revenue Code with vesting tied to an increase in Bancorp's stock price. Other changes described above were made to clarify existing plan administration practices.

     As of March 1, 2009, Bancorp and its subsidiaries employed approximately 806 employees eligible to participate in the Plan. Also at that date, 995,137 shares were subject to outstanding options under the Plan, 300,151 shares had been issued upon exercise of options granted under the Plan, and 472,817 shares had been granted as restricted stock awards under the Plan. On March 12, 2009, the closing price of our common stock was $1.35.

     No new plan benefits have been allocated to executive officers, directors, or any specific individuals under the Plan at this time. For information regarding awards granted under the Plan to executive officers named in this proxy statement, please see "Executive Compensation" below. Executive officers as a group have received 277,190 options to purchase common shares and 159,125 shares of restricted stock under the Plan, while directors as a group have received 110,150 options and 56,082 shares of restricted stock. Employees other than executive officers named in this proxy statement have received 1,017,060 options and 257,610 restricted stock awards. No types of awards other than options and restricted stock have been granted under the Plan to date.

     Description of the Plan as Proposed to be Amended

     The complete text of the Plan, as proposed to be amended, is included in Appendix A immediately following Amendment No. 4 to the Plan. The following description of the Plan summarizes its material features as proposed to be amended and is qualified in its entirety by reference to the Plan included in Appendix A.

     Purpose. The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its subsidiaries and affiliates with a stock plan providing incentives linked to the profitability of the Company's businesses and increases in shareholder value.

     Eligibility and Administration. Individuals eligible to participate in the Plan include directors, officers, employees, and consultants of the Company or any of its subsidiaries or affiliates and prospective employees and consultants who have accepted offers of employment or engagement.

     The Plan is administered by the Board of Directors directly based generally on recommendations of the Compensation Committee (such administrator is referred to herein as the "Committee"). If the Board elects, it may delegate its authority to the Compensation Committee or such other committee of the Board as the Board may from time to time designate. All or any portion of responsibilities and powers under the Plan may, unless prohibited by applicable law or Nasdaq rule, be further delegated to any one or more of the members of a committee, or to any other person or persons.

     Types of Awards. The Plan provides for both incentive and nonqualified stock options, restricted stock and other awards of common stock or awards that are valued in whole or in part by reference to common stock. The following is a brief description of the types of awards that may be granted under the Plan:

     Options. The Plan provides for stock options of two types: incentive stock options qualified under Section 422 of the Internal Revenue Code (the "Code") and nonqualified options. Each option will be evidenced by an option agreement approved by the Committee, which form of agreement may differ. With respect to each option grant, the Committee will have authority to determine, among other things, (i) the individuals to whom options may be granted, (ii) the number of shares of common stock subject to an option, (iii) the terms and conditions of an option, including exercise price, vesting conditions, any vesting acceleration, and the acceptable methods of exercise and payment of the exercise price, and (iv) whether an option will be an incentive or nonqualified option. Incentive stock options may be exercisable for not more than 10 years from the date of grant and must have an option price of not less than the fair market value of the underlying common stock on the date of grant. Under the terms of the Plan, no individual may be granted options in any calendar year representing the right to receive in excess of 300,000 shares. As amended, the Plan will prohibit payment of dividends or dividend equivalents on stock options, which is not something the Company has done historically.

     Unless otherwise determined by the Committee, if a recipient of an option terminates services to the Company by reason of death, disability or retirement, any option held at that time will immediately vest in full and may thereafter be exercised until the expiration of the stated term of the option. Unless otherwise determined by the Committee or as described with respect to termination events following a Change in Control (as defined and described under the heading "Change in Control Arrangements" below), options held by an option holder terminated other than for Cause (as defined below) or by reason of death, disability, or retirement may be exercised to the extent then exercisable for three months from the date of termination or the balance of the stated term of the option, whichever is shorter. Unless otherwise provided by the Committee, options will terminate automatically if an option holder is terminated for "cause," as defined in an agreement with the Company or, if no agreement exists, conviction of a felony or willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect ("Cause"). If at any time an option is exercised after the expiration of applicable periods specified under Section 422 of the Code, the option will thereafter be treated as a nonqualified option for all purposes.

     Restricted Stock. Restricted stock awards are shares of common stock that may be subject to forfeiture during a specified vesting period if conditions are not satisfied, such as continued employment or attainment of individual or Company performance goals. From the date of issuance of shares of restricted stock, the recipient is entitled to the rights of a shareholder with respect to such shares, including voting and dividend rights. The Committee may award shares of restricted stock either alone or in addition to other awards, and restricted stock awards will be subject to such terms, conditions, and restrictions as the Committee determines.

     The Committee may, prior to or at the time of grant of restricted stock, designate the grant as a performance-based award. In the case of performance-based awards to covered employees under Section 162(m) of the Code, performance goals must be based on the attainment of specified levels of one or more of the following measures: stock price, earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and must be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. The Plan is designed to provide the Company with the flexibility to qualify compensation attributable to performance-based awards for deduction in full under Section 162(m) of the Code.

     Unless otherwise determined by the Committee, upon a participant's termination by reason of death or disability, all restrictions, including any performance goals, applicable to any restricted stock will lapse or be deemed earned in full, as the case may be, and such restricted stock will become fully vested and transferable to the full extent of the original grant. Other vesting conditions are determined by the Committee and set forth in forms of award agreements used by the Company from time to time.

     Changes in Control. All awards held by a participant will vest in full and become exerciseable for the full term of an option if a participant's employment is terminated by the Company or its successor other than for Cause during the 24-month period following a Change in Control (as defined in the Plan). The Plan also contains look-back provisions providing for full vesting and exercisability for the entire stated term of an option agreement upon a Change in Control for individuals terminated other than for Cause after the Company executes an agreement that provides for a Change in Control but before closing of the transaction. Finally, the Committee may provide in an award agreement or otherwise that, during the 60-day period from and after a Change in Control, an optionee will have the right to the cash value of all or any part of an option (whether or not fully vested) based on the spread between a formula price approximating the price per share received in the Change in Control and the exercise price.

     Adjustments to Shares. In the event of a stock split (including a reverse stock split), a dividend or distribution paid in common stock, or a recapitalization of or affecting common stock, the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitation upon the number of shares that may be issued as restricted stock or subject to stock options to be granted to a single participant in any fiscal year under the Plan, the number, kind, and option price per share subject to each outstanding stock option, and the number and kind of shares subject to other awards granted under the Plan, will automatically be adjusted proportionately, or substituted, to reflect the effect of such stock split, distribution paid in common stock, or recapitalization. Adjustments will be in the discretion of the Committee in the event of any merger or consolidation, separation (including a spin off), or other reorganization or change in capital structure.

     If any awards granted under the Plan are forfeited or any option terminates, expires, or lapses without being exercised, the shares subject to such awards will again be available for issuance under the Plan.

     Federal Income Tax Consequences. Certain awards granted under the Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the recipient of an option will recognize no income or gain (for regular income tax purposes) upon either grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the amount by which the market value of the shares subject to the incentive stock option exceeds the exercise price is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an incentive stock option and does not dispose of any of the option shares within either two years following the date of grant or one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as capital gain. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of applicable holding periods, any amount realized will be taxable as ordinary compensation income. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain awards under the Plan will be treated as nonqualified options for federal income tax purposes. Under federal income tax law presently in effect, the recipient of a nonqualified option will recognize no income until the option is exercised. At the time of exercise of a nonqualified option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of a nonqualified option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise is taxable to the recipient as capital gain, and will not result in any further deduction for the Company.

     The Committee may permit recipients of options to pay all or a portion of the exercise price for an option using previously acquired shares of common stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the recipient other than any gain recognized as a result of exercise of the option, as described above.

     An employee who receives restricted stock under the Plan will generally realize taxable income in each year in which a portion of the shares vest based on the value of the shares at the time of vesting, unless a Section 83(b) election is made. If a Section 83(b) election is made, the employee will realize taxable income in the year of initial receipt based on the value of the shares at that time. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its executive officers named in the executive compensation section of the Company's proxy statement in any year ("named executive officers"). Under IRS regulations, compensation received through the exercise of an option or through grant or vesting of restricted stock will not be subject to the $1,000,000 limit if the option or grant and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval of a per-employee limit on the number of shares as to which options or grants may be made. Another requirement relates to the independence of the Board or committee of the Board considering and approving performance goals and grants of awards. Finally, the exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The Plan has been structured so that any options and restricted stock awards that are subject to performance goals described in the Plan will meet the Section 162(m) requirements.

     The Board of Directors recommends that you vote FOR amending our 2002 Stock Incentive Plan as described above.

Proposal 3—Ratification of Selection of Independent Registered Public Accountants

     The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2009. Although the selection of independent auditors is not required to be submitted to a vote of the shareholders by the Company's charter documents or applicable law, the Board has decided to ask the shareholders to ratify the selection. If the shareholders do not approve the selection of Deloitte & Touche LLP, the Board will ask the Audit Committee to reconsider its recommendation.

     Provided that a quorum is present, the selection of Deloitte & Touche LLP as the Company's independent auditors will be ratified if more votes are cast for the proposal than against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and shares not voted on this proposal by brokers or nominees will not be counted as voted for purposes of determining whether the proposal has been approved.

     The Board of Directors recommends that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

MATTERS RELATED TO OUR AUDITORS

Auditors for Fiscal Year Ended December 31, 2008

     Deloitte & Touche LLP, our independent registered public accountants, performed audits of our consolidated financial statements for 2008 and our management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2008. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions. The representative will have the opportunity to make a statement at the annual meeting if he or she so desires.

Fees Paid to Independent Registered Public Accounting Firm

     The following table sets forth the aggregate fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), for the years ended December 31, 2008, and December 31, 2007:

	Year Ended December 31, 2008	Year Ended December 31, 2007
Description	Amount Paid	Amount Paid
Audit Fees (1)	$678,620	$675,500
Audit-Related Fees (2)	18,000	17,375
Tax Fees (3)	61,341	46,263
All Other Fees	0	0

(1)	Fees for audit services consist of:

  Audit of the Company's annual financial statements;

  Reviews related to obligations under the Federal Deposit Insurance Corporation Improvement Act;

  Reviews in connection with quarterly reports filed with the SEC;

  Includes approximately $140,000 in 2008 and approximately $166,000 in 2007 for preparation of internal control reports and related attestation services; and

  Other SEC-related work such as consents and other services.

(2)	Fees for audit-related services consist of benefit plan audits.

(3)	Fees for tax services consist of tax compliance services, including federal, state, and local tax preparation services and advice, and tax planning.

     The Audit Committee has adopted pre-approval policies and procedures for pre-approving work to be performed by Deloitte & Touche. Under Bancorp's pre-approval policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent auditors. All services performed by Deloitte & Touche during 2008 were pre-approved by the Audit Committee.

     The Audit Committee has pre-approved the use of Deloitte & Touche for certain audit services and specific types of services characterized as audit-related and tax services. These categories include with respect to audit services, attestation services, services associated with SEC registration statements, and consultations with management relating to accounting disclosure of transactions or events. With respect to audit-related and tax services, these categories include due diligence and audit services relating to potential mergers and acquisitions, benefit plan audits, internal control reviews, consultations relating to disclosure treatment of transactions, tax preparation services, and tax planning and advice. For each category of services, the Audit Committee has set dollar limits on the amount of services that may be provided and has required that management or the auditors report back to the committee from time to time to inform members of services actually provided and costs therefor. The Audit Committee has delegated to the chair of the Audit Committee the authority to consider and pre-approve any management or other request for additional services to be performed by Deloitte & Touche.

Report of Audit Committee

     In discharging its responsibilities, the Audit Committee:

  Reviewed and held discussions with management and Deloitte & Touche relating to the Company's financial statements, internal control, the audit and financial reporting by Bancorp generally;

  Discussed and reviewed with Deloitte & Touche all matters the firm was required to communicate to and discuss with the Audit Committee under applicable standards, including those described in Statement on Auditing Standards No. 61, as amended; and

  Received from Deloitte & Touche the written disclosures and letter required by the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence and discussed with Deloitte & Touche its independence.

     Based on the Audit Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee Members

Duane C. McDougall (Chair), Michael Bragg, and Dr. Nancy Wilgenbusch.

OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

     The following table shows the amount of Bancorp common stock beneficially owned as of December 31, 2008, by our current directors and nominees for director, the executive officers named in the summary compensation table below, shareholders known to us to beneficially own more than 5% of our common stock, and all executive officers and directors of Bancorp as a group. Beneficial ownership includes shares currently owned, shares that a person has a right to vote or transfer, and any shares that a person has a right to acquire within 60 days. Except as noted below, none of such shares have been pledged as collateral for loans or other indebtedness. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. At December 31, 2008, Bancorp had 15,741,491 shares outstanding.

	Number of Shares
Name and Address	Beneficially Owned (1)(2)(3)(4)		Percent of Class (5)
5% or Greater Owners

Columbia Wanger Asset	837,000	(6)	5.33%
Management, L.P.
227 W. Monroe Street
Chicago, IL 60606

Barclays Global Investors, N.A.	870,236	(7)	5.54%
400 Howard Street
San Francisco, CA 94105

Investment Counselors	1,053,500	(8)	6.71%
of Maryland, LLC
803 Cathedral Street
Baltimore, MD 21201

Officers and Directors

Lloyd D. Ankeny	142,024		*
Michael J. Bragg	37,998	(9)	*
James D. Bygland	57,263	(10)	*
Anders Giltvedt	149,758		*
Duane C. McDougall	27,077		*
Xandra McKeown	36,810		*
Steven J. Oliva	116,220		*
J. F. Ouderkirk	55,825	(11)	*
Hadley S. Robbins	18,110		*
Steven N. Spence	23,184	(12)	*
Robert D. Sznewajs	423,003		2.64%
David J. Truitt	21,148		*
Nancy Wilgenbusch	20,546		*
All directors and executive officers	1,128,966		6.96%
as a group (13 persons)

*Represents less than 1% of our outstanding common stock.

(1)	Share amounts include shares subject to stock options exercisable within 60 days after December 31, 2008, as follows: Lloyd D. Ankeny, 13,850 shares; Michael J. Bragg, 5,800 shares; James D. Bygland, 30,246 shares; Anders Giltvedt, 95,052 shares; Duane C. McDougall, 10,850 shares; Xandra McKeown, 14,566 shares;

Steven J. Oliva, 10,850 shares; J. F. Ouderkirk, 26,750 shares; Hadley Robbins, 2,100 shares; Steven N. Spence, 3,450 shares; Robert D. Sznewajs, 254,373 shares; David J. Truitt, 7,850 shares; Nancy Wilgenbusch, 10,850 shares; and by all directors and executive officers as a group, 486,587 shares.

(2)	Share amounts include shares held under deferred compensation plans as to which participants have shared voting and dispositive power as follows: Lloyd D. Ankeny, 1,699 shares; Michael J. Bragg, 2,710 shares; James D. Bygland, 633 shares; Duane C. McDougall, 2,478 shares; Xandra McKeown, 142 shares; Steven J. Oliva, 6,330 shares; J. F. Ouderkirk, 3,810 shares; Hadley Robbins, 705 shares; Steven N. Spence, 1,355 shares; David J. Truitt, 7,859 shares; and Nancy Wilgenbusch, 2,668 shares.

(3)	Share amounts include restricted shares which, although not fully vested, possess full voting rights, as follows: Lloyd D. Ankeny, 1,400 shares; Michael J. Bragg, 1,400 shares; James D. Bygland, 5,125 shares; Anders Giltvedt, 17,811 shares; Duane C. McDougall, 1,400 shares; Xandra McKeown, 11,362 shares; Steven J. Oliva, 1,400 shares; J. F. Ouderkirk, 1,400 shares; Hadley Robbins, 10,843 shares; Steven N. Spence, 1,400 shares; Robert D. Sznewajs, 44,649 shares; David J. Truitt, 1,400 shares; and Nancy Wilgenbusch, 1,400 shares; and by all directors and executive officers as a group, 100,990 shares.

(4)	Share amounts include the following shares held in accounts under Bancorp's 401(k) Plan: James D. Bygland, 7,464 shares; Anders Giltvedt, 1 share; Xandra McKeown, 1,003 shares; Robert D. Sznewajs, 1,467 shares; and by all directors and executive officers as a group, 9,935 shares.

(5)	Calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

(6)	Based on information contained in the Schedule 13G filed February 9, 2009, by Columbia Wanger Asset Management, L.P. ("WAM"), relating to shares held by the Columbia Acorn Trust, an entity advised by WAM.

(7)	Based on information contained in the Schedule 13G filed February 5, 2009, by Barclays Global Investors, N.A., and related entities. Of the amount reported, the listed entity reports sole dispositive power with respect to 462,159 shares, while Barclays Global Financial Advisors reports sole voting and dispositive power with respect to 408,077 shares.

(8)	Based on information contained in the Schedule 13G filed February 23, 2009, by Investment Counselors of Maryland, LLC ("ICM"), relating to shares held by various investment advisory clients of ICM.

(9)	Share amount includes 1,604 shares owned by Mr. Bragg's spouse. Mr. Bragg disclaims any beneficial ownership of these shares.

(10)	Share amounts include 60 shares owned by Mr. Bygland's stepson. Mr. Bygland disclaims any beneficial ownership of these shares.

(11)	Share amounts include 50 shares held by Mr. Ouderkirk's spouse as custodian for his son. Mr. Ouderkirk disclaims any beneficial ownership of these shares.

(12)	Share amounts include 2,000 shares owned by Mr. Spence's spouse. Mr. Spence disclaims any beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires that all of our executive officers and directors and all persons who beneficially own more than 10% of our common stock ("reporting persons") file reports with the SEC with respect to beneficial ownership of Bancorp common stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filing requirements.

     There were two late filings of Section 16 reports during 2008. On March 4, 2008, 693 shares were acquired by the trustee of Bancorp's Executives' Deferred Compensation Plan using amounts deferred by Mr. Robbins. The transaction was reported on March 31, 2008. On December 1, 2008, 1,062 shares were acquired by the trustee of Bancorp's Directors' Deferred Compensation Plan using director fees deferred by Mr. Truitt. On December 2, 2008, this transaction was incorrectly reported as the acquisition of 199.566 shares. On December 9, 2008, the correct number of shares was reported.

     Except as provided in the preceding paragraph, we believe that all executive officers and directors made all filings required by Section 16(a) on a timely basis during 2008, based solely upon our review of the copies of filings that we received with respect to the year ended December 31, 2008, and written representations from reporting persons.

MANAGEMENT

     Information with respect to our executive management team, other than Mr. Sznewajs, appears below. Information relating to Mr. Sznewajs, who is also a director, can be found under "Proposal 1—Election of Directors." Each of the executive officers listed below serves in the position listed at both Bancorp and the Bank.

James D. Bygland, 47	Mr. Bygland has served as Executive Vice President and Chief Information Officer for more than five years.

Anders Giltvedt, 49	Mr. Giltvedt has served as Executive Vice President and Chief Financial Officer for more than five years.

Kevin McClung, 39	Mr. McClung has served as Controller for more than five years and is presently a Senior Vice President.

Xandra McKeown, 51	Ms. McKeown has served as Executive Vice President and Manager of the Commercial Banking Group for more than five years.

Hadley S. Robbins, 52	Mr. Robbins has served as Executive Vice President and Chief Credit Officer since April 2007. Mr. Robbins previously served as a regional business banking manager and in other positions at Wells Fargo & Company, from October 2003 until joining Bancorp. Prior to that, Mr. Robbins served as Chief Credit Officer of Bank of the Northwest and in credit management at its successor from 2000 until October 2003.

EXECUTIVE COMPENSATION

Discussion and Analysis of Executive Compensation Programs

     As part of our discussion of executive compensation in this proxy statement, we provide summaries of and derive examples from various plans and agreements, such as employment agreements, change in control agreements, equity incentive plans, and supplemental executive retirement agreements, that are complicated legal documents. For additional information regarding these legal documents, we refer you to the complete documents as they have been incorporated into our Annual Report on Form 10-K for the year ended December 31, 2008. Our annual report has been filed with the SEC and is available on its website at www.sec.gov. The Exhibit Index in our annual report directs you to where each of the exhibits incorporated into our annual report, including all agreements with our named executive officers, can be found. All of these documents can be obtained on the SEC website. All summaries or examples derived from these documents that are included in this proxy statement are qualified in their entirety by reference to the actual legal documents.

     Objectives and Basis for Compensation. The objectives of our compensation program for named executive officers are to attract, retain, motivate and reward highly qualified executives. For 2008, the Compensation Committee generally targeted total compensation of each named executive at the 65th percentile of the total compensation of executives holding similar positions at similarly situated bank holding companies, as modified upward or downward by the following factors:

  length of time in the position,

  scope of job responsibilities,

  current and long term job performance and potential for advancement,

  competitive market conditions for individuals holding similar positions, and the annual and longer term performance of our company.

Total executive compensation may also be affected by decisions to pay higher levels of compensation in order to attract superior executive talent in critical functions or to provide additional compensation outside of the normal annual review cycle to address retention issues.

     To assist the Compensation Committee in achieving the objectives of our compensation programs for executive officers, the committee has on a periodic basis retained the services of a consultant to conduct surveys and provide reports, updates and related advice to the committee regarding compensation paid to executive officers at similarly situated bank holding companies that hold positions similar to those of our named executive officers. In 2006, the committee retained the Compensation Group of Clark Consulting, Inc., ("Consultant"), to provide such services. The Consultant provided the committee with a report regarding executive compensation based on information derived from a banking and financial industry compensation survey and a customized survey of a peer group composed of the bank holding companies listed on page 21 below ("the peer group").

     The Compensation Committee periodically compares the total annual compensation of each named executive to the total annual compensation of executives holding comparable positions at similarly situated bank holding companies. For the purpose of such comparisons, the committee considers base salary, annual bonus, and the value of stock options and restricted stock grants. The committee focuses primarily on total annual compensation rather than the various individual elements of compensation because total annual compensation is generally most important to executives. Further, focusing on total annual compensation allows us more flexibility to provide forms of compensation that are tailored to meet our goals and the particular executive's needs and wishes, either at the time of hire or later in the employment relationship. The Compensation Committee does not focus on supplemental executive retirement plans, life insurance, change in control agreements, and other compensation elements in its comparisons because it does not believe such comparisons are particularly meaningful, it is difficult to assign a value to certain elements, and it is not believed to be industry practice to do so.

     According to information provided by our Consultant, the total annual compensation of each of our named executive officers compares to the 65th percentile of 2008 total annual compensation of similarly situated executives at peer group companies as follows: Mr. Sznewajs: -26%; Mr. Giltvedt: -27%; Ms. McKeown: -22; Mr. Robbins: -26%; and Mr. Bygland: -48%. To calculate these percentages and the base salary percentages discussed below, our Consultant applied increase factors to its 2006 market data of 4% for 2007 and 7% for 2008.

     Based on our review of the compensation arrangements discussed below, and our assessments of individual and corporate performance, we believe our executive compensation levels and the design of our executive compensation programs are effective.

     Goals. The compensation program and its various elements are designed to reward a combination of individual, department and/or corporate performance. How the various elements of the compensation program are designed to reward such performance is explained more fully below.

     Elements of Compensation. The primary elements of our compensation program for named executive officers are base salary, annual bonus, stock options, restricted stock, supplemental executive retirement plans, life insurance, change in control agreements, deferred compensation plans, and an employment contract with the President & CEO. In addition, named executive officers are eligible to receive other benefits that are generally available to all employees on a non-discriminatory basis, such as participation in and matching contributions under our 401(k) plan, vacations, and medical, dental, life, disability, and long term care insurance.

     Base Salaries. Base salaries of named executive officers were last adjusted effective January 1, 2007, to approximately the amounts shown under the subheading "Summary Compensation Table" in this section below. The Committee normally adjusts base salaries of named executive officers on the first day of each calendar year. It did not do so in 2008 or 2009 due to the Company's recent financial performance.

     Except for the absence of base salary adjustments in 2008 and 2009, it has been the practice of the Compensation Committee to target the base salary of each named executive officer at or slightly below the 65th percentile base salary of executives holding similar positions in our Consultant's report. According to information provided by our Consultant, the 2008 base salary of our named executive officers compares to the 65th percentile base salary in 2008 of similarly situated executives at peer group companies as follows: Mr. Sznewajs: -28%; Mr. Giltvedt: -23%; Ms. McKeown: -7%; Mr. Robbins: -8%; and Mr. Bygland: -23%.

     As described in greater detail below, an increase in the base salary of a named executive officer also results in an increase in such officer's targeted annual bonus and benefit levels under the supplemental executive retirement and change in control agreements applicable to him or her and may also lead to increases in the number of stock options and restricted shares granted to such person.

     Annual Bonuses. In light of lower than expected corporate performance, no annual bonuses were paid to named executive officers for 2008. Although no annual bonuses were paid for 2008, this section provides information regarding the structure of Bancorp's annual bonus program.

     Annual bonuses allow named executives to earn additional annual cash compensation if performance goals and certain objective and subjective criteria are satisfied. The bonus paid each named executive officer is a function of the executive's bonus opportunity, the achievement of individual, department and/or corporate performance goals, and the Compensation Committee's discretion.

     The bonus opportunity of each named executive is a percentage of his or her base salary and, except in the case of our CEO, is proposed by the President and CEO and reviewed and approved annually by the Compensation Committee. For example, an executive with a base salary of $200,000 and a bonus opportunity of 50% has an opportunity to earn a bonus of $100,000, subject to achievement of individual, department and Company performance goals and to the discretion of the Compensation Committee. The bonus paid may be more or less than the amount of the bonus opportunity. This structure gives the Compensation Committee latitude to weigh factors it considers important when considering executive bonuses, including subjective factors.

     The bonus opportunity and the percentage of that opportunity that is allocated between individual, department and corporate goals for each named executive is as follows:

		% of Bonus Opportunity Allocated to
		Achievement of
	Bonus	Individual and	Corporate
	Opportunity*	Department Goals	Goals
Robert Sznewajs	100%	0%	100%
Anders Giltvedt	60%	25%	75%
Xandra McKeown	50%	50%	50%
Hadley Robbins	50%	50%	50%
James Bygland	30%	50%	50%
*As a percentage of base salary.

     Our primary long-term corporate goals are to maintain a 10% or greater year-over-year growth in earnings per share and a 15% or greater return on average equity, tangible. See our Form 10-K for a discussion of how the Company calculates return on equity, tangible, from its audited financial statements. Our primary long-term corporate goals have been approved by the Board as part of the strategic planning process and are routinely disclosed in our periodic reports with the SEC, the Investor Relations section of our website, and in presentations to investors and analysts. The Company did not achieve its primary long term corporate goals in 2008. Our year-over-year earnings per diluted share declined to a loss of $.38 in 2008, from earnings of $1.05 in 2007 and $1.86 in 2006. Our return on average equity, tangible was (2.88)% in 2008, down from 8.7% in 2007.

     In addition to our primary long-term corporate goals, other corporate goals considered by management and the Compensation Committee in determining the annual bonuses of each named executive included:

  regulatory compliance, corporate governance, and credit quality,

  strategic planning and execution of the strategic plan,

  the competitive environment, and

  customer and employee satisfaction survey results and community image.

     While the Company did not achieve its growth in earnings per share and return on equity, tangible goals, most corporate goals were achieved. Those goals that were not achieved were primarily due to difficulties in certain parts of our loan portfolio, including residential construction loans.

     As a result of not achieving certain corporate goals, the Committee determined that each named executive should receive 0% for both the corporate goals part and the individual/ department part of his/her bonus opportunity.

     The individual and department performance goals of each named executive officer differed. Mr. Sznewajs had no individual or department goals. The individual and department performance goals of each of our named executives were as follows:

Officer	Performance Goal Areas
Mr. Giltvedt	Financial reporting, expansion strategies, capital management, and corporate projects.
Ms. McKeown	Origination and sale of certain commercial loan, deposit and related products, cross-sales, and customer satisfaction.
Mr. Robbins	Credit quality, loan losses and quality of reporting to our Board and its Loan, Investment & Asset/Liability Committee.
Mr. Bygland	Systems maintenance (including operational accuracy) and systems development (including new products and services).

The foregoing goals are general rather than specific. All named executives also have department goals relating to employee satisfaction.

     In light of the Committee's determination that no annual bonuses should be paid due to Bancorp's lower than expected financial performance, achievement of individual and department goals became irrelevant for purposes of determining annual bonuses.

     Restricted Stock and Stock Options. Restricted stock and stock options provide the Compensation Committee with important tools to attract, retain, motivate and reward named executive officers and to further align the interests of management with those of our shareholders. Restricted stock and stock option awards are designed to strengthen the mutuality of interests between Bancorp's shareholders and named executive officers by providing a portion of annual compensation in a form that gives the executive a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp. Stock option grants provide an additional incentive for named executive officers to build shareholder value since recipients only receive value from the grants if the price of our stock appreciates.

     In 2008, stock options and two types of restricted stock awards were granted to each named executive officer. Stock options awarded in 2008 vest one-quarter annually over a four-year period. The vesting period helps retain named executive officers and is generally consistent with industry practice. Stock options expire ten years from the date of grant. Stock options granted in 2008 and earlier years were incentive stock options to the extent permitted by law. We chose to grant incentive stock options primarily, rather than non-qualified options, because of the additional incentive to hold the stock after exercise and the potential tax benefits provided to employees by incentive stock options.

     Two methods were used to determine the number of stock options granted to each named executive. The first method used individual performance, the executive's potential, and a formula that takes into account the total number of option shares being granted to all employees being granted stock options (as determined by total dollars available for all such grants and our determination of the value of each option share using the Black-Scholes method), the executive's salary, and a multiplier based on the executive's job grade. The second method is similar to the first method, except the total dollars available for the grant to each named executive was determined by reference to the corporate part of the named executive's annual bonus opportunity.

     The first type of restricted stock awarded to named executive officers vests over a four year period, with one quarter of the award vesting each year. Cash dividends on this type of restricted stock award are paid at the same time and in the same amount as dividends on our common stock generally and are not subject to any vesting condition.

     The second type of restricted stock awarded to named executive officers vests only if a certain price per share of Bancorp stock ($23.57) is achieved for a period of 20 consecutive business days within a four-year period following the date of grant. The vesting price is the average price of Bancorp stock for the 365-day period prior to and including the grant date. The second type of grant included an additional grant equal to approximately 25% of the number of restricted shares if the Bancorp stock price target is achieved within 2 years of the date of grant. In each case, 50% of the award vests on the last day of the 20-day period, and 25% of the award vests on each of the first and second anniversaries of the last day of the 20-day period. Cash dividends on the second type of restricted stock award are reinvested in Bancorp stock, and the stock issued upon reinvestment is also restricted. When any part of the second type of restricted stock award vests, all shares issued upon dividend reinvestment vest and any future dividends are paid without restrictions. The second type of grant was specifically structured to motivate named executive officers to improve Bancorp's financial performance.

     The number of restricted shares awarded to each named executive officer for the first type of award was determined based upon individual performance, the executive's potential, and a formula that takes into account the total number of restricted shares being awarded to all recipients of restricted stock, the mid-point of the executive's salary grade, a percentage equal to the executive's annual bonus opportunity, and the market price of our stock. The total number of restricted shares awarded to all recipients was arrived at by dividing total dollars available for all such grants by the closing price of our stock on a date shortly before the date of grant. The number of restricted shares granted to each named executive officer for the second type of award was determined in a similar manner, except the group of employees receiving such grant consisted of a group of senior officers and the total number of shares being awarded was determined by reference to a portion of the dollar amount of the corporate part of the executive's annual bonus opportunity divided by the closing price of our stock on a date shortly before the date of grant.

     In 2008, we increased both the number of stock options and restricted shares granted to named executive officers and others, while keeping the overall cost of such equity-based compensation relatively constant due to the lower value per share associated with each type of grant. The relatively larger increase in the number stock options was prompted by our perception that stock options will generally provide greater value to recipients than restricted stock.

     In 2008 (and for several years prior), our board generally granted restricted stock and/or stock options to named executive officers at meetings held on the date of our annual shareholders meeting, a date shortly after we release first quarter earnings. The exercise price for options has been the closing reported sales price of our stock on that date of grant. Our practices in this regard have been consistent.

     Supplemental Executive Retirement Plans. The Compensation Committee approved entry into supplemental executive retirement agreements ("SERPs") with Mr. Sznewajs, Mr. Gilvedt, Ms. McKeown, and Mr. Bygland in 2003 and with Mr. Robbins in 2007. The SERPs were implemented to help retain key executives and remain competitive with others in our peer group. In a report provided by our Consultant in 2003, it was reported that 14 of the 19 bank holding companies in our peer group at the time provided SERPs to one or more executive officers. It was also reported that 8 of the 19 peer banking holding companies provided deferred compensation plans to one or more executive officers. Information provided by our Consultant indicated that benefits to be provided to named executives under the SERPs would, with respect to percentage of base salary and payout periods, be in the mid-range of benefits provided by companies in our peer group at the time.

     The SERPs originally provided each executive with a fixed payment for 15 years after retirement. Payments commence at age 62 for Mr. Sznewajs and age 64 for other executives. The SERPs were amended in 2005 to tie each benefit to a percentage of final base salary rather than provide fixed benefit awards. The SERPs were further amended in 2008 to give each executive a one-time option, to be exercised no later than December 31, 2008, to obtain a lump sum payment after retirement instead of a fixed payment for 15 years. All named executives elected to receive some or all of their SERP benefits in a lump sum payment. Each SERP includes non-compete and non-solicitation provisions. For more detailed discussion of the SERPs, see the discussion in this section below under the subheading "Pension Benefits for 2008."

     The SERPs generally vest at a rate of 10% per year upon either achievement of a return on equity, tangible of 10%, or in the discretion of the Committee. Although the Company did not achieve a return on equity, tangible of 10% in 2008, the Committee approved 10% SERP vesting for each named executive officer for 2008 in order to motivate, retain and recognize the long-term nature of this element of compensation. In early 2009, based on advice from our Consultant that vesting requirements are relatively uncommon in SERPs, the SERPs were amended to eliminate the requirement of a 10% per year return on equity, tangible for vesting to occur.

     Life Insurance. In 2003, we purchased bank-owned life insurance for Mr. Sznewajs, Mr. Giltvedt, Ms. McKeown, and Mr. Bygland and others to help recover the costs of projected employee benefits, provide key executives with another element of a comprehensive and competitive compensation package, reward those persons for past and future services, and encourage them to continue employment with us. In 2007, we purchased a term life insurance policy for Mr. Robbins. Life insurance benefits under the policies are $300,000 for Mr. Sznewajs and $200,000 for each other named executive officer. Additional life insurance coverage is provided under policies available to all employees.

     Change In Control Agreements. The Compensation Committee approved entry into change in control agreements ("CIC's") for Mr. Sznewajs, Mr. Giltvedt, Ms. McKeown, and Mr. Bygland in 2003 and Mr. Robbins in 2007. The CICs were implemented to help us retain the executives (particularly after a change in control has been proposed) and remain competitive with others in our peer group and in our market.

     Benefits under the CICs are payable to each named executive officer upon the occurrence of events described in the CICs. Those events require both a change in control (as defined in the CIC) and a termination of the employment of the named executive officer (i.e., a double trigger). CICs provided by some other companies provide executives with benefits solely upon the occurrence of a change in control (i.e., a single trigger). We believe our approach is more reasonable and reflective of our intent to compensate the executive in the event of a termination of employment.

     In a 2003 report, our Consultant advised us that 17 of the 19 bank holding companies in our peer group provided change in control agreements to their CEOs and that 14 of the 19 bank holding companies provided CICs to other executives. The report also revealed that benefit levels to be provided by Bancorp under its CICs were generally in the mid-range of benefit levels provided by companies in our peer group. Potential payments under the CICs have not influenced decisions regarding other elements of compensation. For a more detailed discussion of the terms and conditions of the CICs, see the discussion in this section below under the subheading "Potential Payments Upon Termination or Change in Control."

     Deferred Compensation Plan. We maintain an executive officers' deferred compensation plan which permits each named executive officer to defer all or part of his or her base salary, annual incentive bonuses, and commissions under the plan on a tax-deferred basis. The plan provides us with an additional opportunity to attract and retain senior officers by providing them with a tax-advantaged investment vehicle at a very nominal cost to us. We do not make contributions to the plan or pay or guarantee earnings to participants.

     An amount equal to participant deferrals is placed in a "rabbi" trust that is subject to the claims of our creditors. Plan participants have a number of investment options, including Bancorp stock. The return on contributions enjoyed by each participant depends on the return on the investments which the participant selects. Participants are fully vested in their plan benefits at all times. For more detailed discussion of the deferred compensation plan, see the discussion in this section below under the subheading "Nonqualified Deferred Compensation for 2008."

     Employment Contract with the CEO. We entered into a new employment agreement with Mr. Sznewajs that became effective on January 1, 2008 and continues for a three-year term that ends December 31, 2010. This agreement became effective immediately following the end of the term of our previous three-year agreement with Mr. Sznewajs. The agreement is consistent with the objectives of our compensation program to attract, retain, motivate and reward highly qualified executives. For more detailed discussion of the terms and conditions of the employment agreement, see the tables and related discussion below under the subheadings "Summary Compensation Table" and "Potential Payments Upon Termination or Change in Control."

     Role of Executive Officers. The base salaries, bonus payments, and number of stock options and restricted shares granted to Mr. Giltvedt, Ms. McKeown, Mr. Robbins, and Mr. Bygland were recommended to the Compensation Committee by our CEO and Executive Vice President of Human Resources and approved by the committee. The recommendations were reviewed with the Compensation Committee chair in advance of deliberations and action by the committee as a whole. Our CEO and Executive Vice President of Human Resources were present during the Compensation Committee's deliberations and approval process. The base salary, bonus payment, and number of stock options and restricted shares granted to Mr. Sznewajs were approved by the Compensation Committee in executive session.

     Compensation Recovery and Forfeiture Policies. We maintain the following provisions regarding the recovery, adjustment and forfeiture of compensation paid or due to named executive officers:

     Forfeiture of Equity Awards. The 2002 Plan provides that, in the event the employment of any holder of an option is terminated for cause, stock options of such holder, whether vested or unvested, will terminate. Termination "for cause" is defined as either conviction for committing a felony or willful and deliberate failure to perform job duties. Restricted stock that has not yet vested will also be forfeited upon any "for cause" termination. These provisions serve to protect our intellectual and human capital and help ensure that our executives act in the best interest of our company and its stockholders.

     Forfeiture and Recoupment Benefits. Each SERP applicable to our named executive officers provides that the executive will forfeit any benefits upon any termination of employment "for cause." An explanation of what constitutes "for cause" may be found in the discussion in this section below under the subheading "Potential Payments Upon Termination or Change in Control." Each agreement also provides that, if the non-competition or non-solicitation provisions of the agreement are violated, any payments made after the date of breach must be repaid and any remaining unpaid benefits will be forfeited.

     Recoupment of Annual Bonuses and Stock Gains. The Sarbanes-Oxley Act of 2002 provides that if a company is required to restate its financials due to material non-compliance with reporting requirements, the chief executive officer and chief financial officer must reimburse the company for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public release of later-restated financials, and (2) any profits from the sale of securities during those 12 months.

     Stock Ownership Policy Guidelines. We established the following policy and recommended guidelines regarding minimum ownership of Bancorp stock by our named executive officers:

Position:	Number of Shares:
Chief Executive Officer	90,000
Chief Financial Officer	38,500
Chief Credit Officer	22,500
Business Banking Manager	22,500
Chief Information Officer	22,500

Named executive officers are expected to achieve the indicated share ownership within three to five years of becoming an executive. Shares subject to stock options, whether vested or unvested, are considered owned for purposes of our stock ownership policy. During 2008, all named officers were in compliance with the policy.

     Accounting and Tax Treatments. Provisions of the Internal Revenue Code limit the deductibility of compensation in excess of $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Compensation Committee strives to qualify executive compensation for deductibility to the extent consistent with the best interests of our company, but deductibility is not the sole factor used by the committee in ascertaining appropriate levels or modes of compensation.

     Bank Holding Company Peer Group. The Consultant's 2006 report provided compensation-related information regarding the bank holding companies listed below (the "peer group"):

2006 Peer Group

CVB Financial Corp., CA
Umpqua Holdings Corporation, OR
Central Pacific Financial Corp., HI
PFF Bancorp, Inc., CA
First Community Bancorp, CA
Western Alliance Bancorp, NV
Frontier Financial Corporation, WA
Columbia Banking System, Inc., WA
Placer Sierra Bancshares, CA
TriCo Bancshares, CA
Vineyard National Bancorp, CA
Beverly Hills Bancorp, CA
Cascade Bancorp, OR
Heritage Commerce Corp., CA
AmericanWest Bancorp, WA
Columbia Bancorp, OR

     The Consultant's 2006 report included information regarding base salary, bonus, value of awarded stock options, value of restricted stock awards, and certain other compensation derived from various sources, including the proxy statements, of members of the peer group. The peer group used in the Consultant's 2006 report was jointly selected by the Compensation Committee, management and the Consultant.

Summary Compensation Table

     The following table summarizes the various elements of compensation paid to or earned by our chief executive officer, chief financial officer and other three most highly compensated executive officers during 2006, 2007, and 2008.

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total
Principal		($)	($)	Awards (1)	Awards (2)	Incentive	Pension Value	Compensation (4)	($)
Position				($)	($)	Plan	and	($)
						Compen-	Nonqualified
						sation	Deferred
						($)	Compensation
							Earnings (3)
							($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert D.
Sznewajs,	2008	$360,000	$0	$608,133(5)	$134,089(5)	$0	$37,267	$13,395	$1,152,884
President and	2007	360,000	0	293,089	67,519	0	87,896	21,908	830,412
Chief	2006	340,000	340,000	212,291	59,248	0	375,643	19,364	1,299,851
Executive
Officer
Anders
Giltvedt,	2008	$200,000	$0	$104,791	$15,921	$0	$38,836	$4,254	$363,802
EVP/Chief	2007	200,000	105,000	85,131	17,761	0	37,824	11,139	456,855
Financial	2006	186,450	130,000	64,599	20,419	0	34,085	11,184	445,355
Officer
Xandra
McKeown,	2008	$200,000	$0	$65,679	$10,430	$0	$42,325	$2,746	$321,180
EVP/Business	2007	200,000	90,000	49,675	11,649	0	41,271	9,383	401,978
Banking	2006	169,867	100,000	33,338	11,793	0	59,163	8,737	374,543
Hadley S.
Robbins,	2008	$200,000	$0	$48,487	$16,404	$0	$51,796	$2,157	$318,844
EVP/Chief	2007	166,667	111,200(6)	23,904	11,051	0	38,012	4,807	355,641
Credit Officer
James D.
Bygland,	2008	$150,000	$0	$32,078	$5,560	$0	$25,389	$1,322	$214,349
EVP/Chief	2007	150,000	45,000	25,435	6,257	0	24,707	7,292	258,691
Information	2006	144,200	48,000	18,540	6,831	0	23,026	6,707	246,847
Officer

(1)	The dollar amounts in column (e) reflect the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123R with respect to restricted stock awards under the 2002 Plan in this and prior years. Assumptions used in calculating expense as required by SFAS 123R are described in Note 20 to our audited financial statements included in the 2008 Form 10-K, except that the deduction relating to estimated forfeitures has been disregarded for this purpose. Additional details regarding restricted stock awards under the 2002 Plan are described in the tables below under the headings "Grants of Plan-Based Awards for 2008" and "Outstanding Equity Awards at Fiscal Year-End 2008."

(2)	The dollar amounts in column (f) reflect the compensation expense recognized for financial statement reporting purposes under SFAS 123R with respect to stock option grants under the 2002 Plan in this and prior years. Assumptions used in calculating expense as required by SFAS 123R are described in Note 20 to our audited financial statements included in the 2008 Form 10-K, except that the deduction relating to estimated forfeitures has been disregarded for this purpose. Additional details regarding stock options granted under the 2002 Plan are described in the tables below under the headings "Grants of Plan-Based Awards for 2008" and "Outstanding Equity Awards at Fiscal Year-End 2008."

(3)	The dollar amounts in column (h) reflect increases in the actuarial present value of each executive's SERP using assumptions consistent with those used in our financial statements, as discussed in the table and related discussion under the subheading "Pension Benefits for 2008" below.

(4)	The dollar amounts in column (i) reflect dividends on restricted stock and 401(k) Plan matching contributions. No matching contributions were made with respect to 2008 contributions to the 401(k) Plan. Dividends paid on restricted stock were as follows: Mr. Sznewajs – $13,395, Mr. Giltredt – $14,254, Ms. McKeown – $2,746, Mr. Robbins – $2,157, and Mr. Bygland – $1,322.

(5)	Compensation reported in columns (e) and (f) relating to stock and option awards reflects accelerated expense recognition resulting from Mr. Sznewajs having reached retirement age of 62 during the year, making him eligible for accelerated vesting of such awards in the event he retires.

(6)	Bonus amount includes $36,200 paid as a signing bonus when Mr. Robbins joined the Company in April 2007.

     Under Mr. Sznewajs's employment agreement, which expires December 31, 2010, Mr. Sznewajs is entitled to receive an annual base salary of $360,000, subject to upward adjustment only based on reviews to occur annually. In addition to base salary, Mr. Sznewajs's annual cash bonus opportunity is 100% of his annual base salary. Mr. Sznewajs is also entitled to participate in our stock incentive plan, all employee pension, welfare and insurance benefit plans or programs, and such fringe benefits as are available to other senior executives. We have agreed to consider annually whether to provide Mr. Sznewajs retiree medical benefits.

Grants of Plan-Based Awards for 2008

     The following table sets forth certain information concerning individual grants of equity and non-equity awards to the named executive officers during the year ended December 31, 2008. No previously issued stock options were repriced or otherwise modified in 2008.

Name	Grant	Estimated Future Payouts			Estimated Future Payouts			All Other	All Other	Exercise or	Grant Date
	Date	Under Non-Equity			Under Equity Incentive Plan			Stock	Option	Base Price	Fair Value
		Incentive Plan Awards			Awards			Awards:	Awards:	of Option	of Stock
								Number of	Number of	Awards (4)	and Option
		Thresh-	Target	Maxi-	Thresh-	Target (1)	Maxi-	Shares of	Securities	($/Share)	Awards (5)
		old	($)	mum	old	(#)	mum	Stock or	Underlying
		($)		($)	(#)		(#)	Units (2)	Options (3)
								(#)	(#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert D.	4/22/2008					12,900					$105,264
Sznewajs	4/22/2008							12,000			153,000
	4/22/2008								34,650	$12.75	76,230
Anders	4/22/2008					5,650					46,104
Giltvedt	4/22/2008							6,700			85,425
	4/22/2008								9,350	$12.75	20,570
Xandra	4/22/2008					3,150					25,704
McKeown	4/22/2008							4,600			58,650
	4/22/2008								5,000	$12.75	11,000
Hadley S.	4/22/2008					3,150					25,704
Robbins	4/22/2008							4,600			58,650
	4/22/2008								5,000	$12.75	11,000
James D.	4/22/2008					1,450					11,832
Bygland	4/22/2008							1,850			23,588
	4/22/2008								2,500	$12.5	5,500

(1)	Reflects awards of restricted stock in 2008 under the 2002 Plan. Restricted shares granted in 2008 only vest for each officer with respect to the following number of shares only if the closing price of Bancorp stock is equal to or greater than $23.57 (the average price of Bancorp stock in the 365-day prior to and including the grant date) for a period of 20 consecutive business days ending on or before April 22, 2010: Mr. Sznewajs – 2,600; Mr. Giltvedt – 1,150; Ms. McKeown – 650; Mr. Robbins – 650; and Mr. Bygland – 300. Restricted shares granted in 2008 vest for each officer with respect to the following number of shares only if the closing price of Bancorp stock is equal to or greater than $23.57 for a period of 20 consecutive business days ending on or before April 22, 2012: Mr. Sznewajs – 10,300; Mr. Giltvedt – 4,500; Ms. McKeown – 2,500; Mr. Robbins – 2,500; and Mr. Bygland – 1,150. If either of the foregoing price targets are achieved, 50% of such award shall vest on the last day of the 20-day period, 25% shall vest one year after the last day of such 20-day period, and 25% shall vest two years after the last day of such 20-day period. These restricted stock awards are subject to immediate vesting in the event of death, disability, or termination of employment within 24 months of a change in control affecting Bancorp (extended to 36 months for Mr. Sznewajs under his change in control agreement). Restricted stock that has not vested will be forfeited by a recipient upon retirement or any other employment termination. Dividends on restricted shares are also restricted and reinvested in Bancorp stock. All such shares vest when any of the restricted stock vests. Dividends are paid on the restricted stock at the same rate applicable to all shares of Bancorp stock and are not preferential.

(2)	Reflects awards of restricted stock in 2008 under the 2002 Plan. Restricted stock awards are subject to a four-year vesting schedule with one-quarter of each award vesting on each of the first four anniversaries of the grant date, subject to immediate vesting in the event of retirement, death, disability, or termination of employment within 24 months of a change in control affecting our company (extended to 36 months for Mr. Sznewajs under his change in control agreement). Restricted stock that has not yet vested will be forfeited by a recipient upon any other employment termination. Dividends are paid on the restricted stock at the same rate applicable to all shares of Bancorp stock and are not preferential. Dividends vest immediately and are not restricted.

(3)	Reflects stock option grants in 2008 under the 2002 Plan. Stock options are subject to a four-year vesting schedule, with one-quarter of each grant vesting on each of the first four anniversaries of the grant date, and expire 10 years from the grant date. Options may generally be exercised for a period of three months following termination of employment. Options vest immediately and remain exercisable for their stated term in the event of retirement, death, disability, or termination of employment within 24 months of a change in control affecting our company (extended to 36 months for Mr. Sznewajs under his change in control agreement). Options held by employees terminated for cause terminate immediately.

(4)	The exercise price is equal to the closing price of Bancorp stock on the grant date. The option exercise price may be paid in cash, by surrendering vested shares owned by the executive officer for cancellation, by canceling sufficient option shares to pay the exercise price, in a cashless exercise through a broker, or a combination of the foregoing.

(5)	The grant date fair value of restricted stock subject to a performance condition and shown in column (g) is $8.16 per share. The grant date fair value of restricted stock shown in column (i) is based on the market price of our stock on the date of grant, $12.75 per share. The grant date fair value of stock options granted in 2008 was $2.20 per share, which amount was determined using the Black-Scholes option pricing model based on the assumptions described in Note 20 to our audited financial statements included in the 2008 10-K.

Outstanding Equity Awards at Fiscal Year-End 2008

      The following table sets forth certain information concerning outstanding equity awards held by named executive officers at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of	Number of	Equity	Option	Option	Number of	Market Value	Equity	Equity
	Securities	Securities	Incentive	Exercise	Expiration	Shares or	of Shares or	Incentive	Incentive
	Underlying	Underlying	Plan	Price	Date (1)	Units of	Units of	Plan	Plan Awards:
	Unexercised	Unexercised	Awards:	($)		Stock That	Stock That	Awards:	Market or
	Options	Options (1)	Number of			Have Not	Have Not	Number of	Payout Value
	(#)	(#)	Securities			Vested (2)	Vested (3)	Unearned	of Unearned
	Exercisable	Unexercisable	Underlying			(#)	($)	Shares,	Shares, Units
			Unexercised					Units or	or Other
			Unearned					Other	Rights That
			Options					Rights That	Have Not
			(#)					Have Not	Vested (3)
								Vested (4)	($)
								(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

	101,860			$12.27	1/01/2010	31,749	$209,226	12,900	$85,011
	68,368			10.28	4/24/2011
	44,240			14.67	5/21/2012
Robert D.	5,079			16.24	4/22/2013
Sznewajs	24,250	4,850		20.64	4/26/2015
	10,576	10,574		27.50	4/25/2016
		34,650		12.75	4/22/2018
	33,550			$9.55	4/03/2010	12,161	$80,141	5,650	$37,234
	19,752			10.28	4/24/2011
	13,600			14.67	5/21/2012
Anders	10,100			16.24	4/22/2013
Giltvedt	8,800			21.32	4/20/2014
	7,500	1,500		20.64	4/26/2015
	1,750	1,750		27.50	4/25/2016
		9,350		12.75	4/22/2018
	4,500			$16.24	4/22/2013	8,212	$54,117	3,150	$20,759
Xandra	4,450	1,112		21.32	4/20/2014
McKeown	4,166	834		20.64	4/26/2015
	1,450	1,450		27.50	4/25/2016
		5,000		12.75	4/22/2018
Hadley S.	2,100	6,300		$31.92	3/27/2017	7,693	$50,697	3,150	$20,759
Robbins		5,000		12.75	4/22/2018
	6,272			$9.20	4/27/2010	3,675	$24,218	1,450	$9,556
	7,715			10.28	4/24/2011
	7,000			14.67	5/21/2012
James D.	4,000			16.24	4/22/2013
Bygland	2,350			21.32	4/20/2014
	2,083	417		20.64	4/26/2015
	825	825		27.50	4/25/2016
		2,500		12.75	4/22/2018

(1)	All stock options expire 10 years after the grant date. Options granted in 2005 vest and become exercisable one-half immediately, one-sixth in two years, one-sixth in three years, and one-sixth in four years. Options granted in 2006, 2007, and 2008 vest and become exercisable in equal installments annually over a four-year period.

     (2)     Unvested awards of restricted stock vest over the next four years as follows:

Date of Vesting
	2009	2010	2011	2012
Mr. Sznewajs	15,325	14,812	8,937	5,575
Mr. Giltvedt	5,624	5,687	3,700	2,800
Ms. McKeown	3,538	3,662	2,387	1,775
Mr. Robbins	2,806	3,456	2,806	1,775
Mr. Bygland	1,651	1,676	1,049	749

(3)	Based on the closing price per share of our stock on December 31, 2008, of $6.59.

(4)	For a description of vesting terms of incentive-based awards see footnote (1) to the preceding "Grants of Plan-Based Awards for 2008" table.

Option Exercises and Stock Vesting for 2008

     The following table sets forth certain information concerning exercises of stock options and vesting of restricted stock by the named executive officers during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting (1)
	Acquired	($)	Acquired	($)
	on Exercise		on Vesting
	(#)		(#)
(a)	(b)	(c)	(d)	(e)
Robert D. Sznewajs	--	$--	12,812	$165,545
Anders Giltvedt	--	$--	3,762	$48,709
Xandra McKeown	--	$--	2,150	$27,496
Hadley S. Robbins	--	$--	1,032	$13,866
James D. Bygland	--	$--	1,100	$14,075

     (1)     Based on the closing price per share of our stock on the date of vesting.

Pension Benefits for 2008

     The following table sets forth certain information concerning Bancorp's supplemental executive retirement agreements ("SERPs") with named executive officers as of December 31, 2008, assuming retirement at age 62 for Mr. Sznewajs and at age 64 for all other executives.

Name	Plan Name	Number of Years	Present Value of	Payments During
		Credited Service (1)	Accumulated	Last Fiscal Year
		(#)	Benefit (2)	($)
			($)
(a)	(b)	(c)	(d)	(e)
Robert D. Sznewajs	SERP for	10	$1,247,916	$0
	Robert Sznewajs
Anders Giltvedt	SERP for	8	$166,591	$0
	Anders Giltvedt
Xandra McKeown	SERP for	8	$193,874	$0
	Xandra McKeown
Hadley S. Robbins	SERP for	2	$89,808	$0
	Hadley Robbins
James D. Bygland	SERP for	10	$109,130	$0
	James Bygland

(1)	Mr. Sznewajs' number of years of credited service under his SERP exceeds his actual number of years of service with the Company by one year. He is fully vested in his benefits under his SERP.

(2)	SERPs are individual contracts with each of our named executive officers that originally provided for specified benefit payments over a fixed 15-year term. The SERPs were amended in late 2008 to provide each named executive officer with an option to receive a lump sum payment at retirement. Mr. Giltvedt elected to receive a lump sum payment in the event of his death prior to normal retirement age. The other executive officers each elected to receive lump sum payments in all payment circumstances. The valuation method used to determine the present value of accumulated benefit in column (d) above and the increase in the present value of the benefit disclosed in column (h) of the Summary Compensation Table is consistent with Accounting Principles Board Opinion No. 12, as amended, and based on the actual terms of each SERP and a discount rate of six percent as specified in the SERPs. The same methods and assumptions were used to derive amounts included in our financial statements.

     We entered into a SERP with Mr. Robbins in April 2007. We entered into SERPs with each of our other named executive officers in August 2003, which SERPs were amended effective July 1, 2005. Each SERP is a non-qualified, unfunded plan that is designed to provide retirement benefits for the participant. Each SERP is further intended to assist in assuring each participant's continued service to our company.

     The SERPs were further amended in late 2008 to comply with section 409A of the Internal Revenue Code and to give each named executive officer a one-time opportunity, to be exercised on or before December 31, 2008, to elect to receive some or all SERP payments in a lump sum payment upon reaching retirement or normal retirement age, as the case may be. All named executive officers other than Mr. Giltvedt elected to receive all SERP benefits in a lump sum payment. Mr. Giltvedt has elected to receive only his pre-retirement death benefits in a lump sum payment and will, with respect to all other benefits, receive a fixed payment amount per year, payable monthly, for a period of 15 years, with payments beginning on the earlier of the first day of the month after reaching normal retirement age—or the first day of the month after actual retirement.

     Benefit amounts payable under each SERP vary based on whether (1) a participant retired at normal retirement age or terminated employment in connection with a termination event under his or her change in control agreement, or (2) terminated employment due to early voluntary termination, early involuntary termination, or disability.

     All SERP benefits are equal to, or the lump sum payment is calculated based on the value of, a 15-year stream of monthly payments equal to 35% of the participant's final base salary, except that, in the event a participant terminates employment in connection with a termination event under his or her change in control agreement, monthly payments or lump sum amounts are based on 35% of projected base salary as of the participant's normal retirement date. In the event a participant terminates employment as a result of an early voluntary termination, early involuntary termination, or disability, his or her monthly payments or lump sum amounts will be based on annual benefit levels determined in accordance with a formula set forth in each participant's SERP that results in benefit amounts that increase over the participant's period of continued service, but not above the normal retirement benefit. No benefits are payable if a participant is terminated for cause (as defined in each participant's change in control agreement).

     Each SERP also includes non-competition and non-solicitation provisions that provide for a loss of future benefits and forfeiture of benefits received after a breach but before discovery if an executive competes with us in the states of Oregon or Washington or solicits our customers or employees (i) in the case of Mr. Sznewajs, within 36 months of any termination which triggers change in control benefits or 24 months of any other termination; and (ii) in the case of other named executives, within 24 months of any termination which triggers change in control benefits or 12 months of any other termination.

     Retirement, change in control, involuntary termination, and disability benefits of each participant are fully vested immediately. Voluntary termination benefits are presently vested as follows: Mr. Sznewajs, 100%; Mr. Giltvedt, 80%; Ms. McKeown, 80%; Mr. Robbins, 10%; and Mr. Bygland, 100%. Benefits not currently vested will continue to vest at a rate of 10% for each additional year of completed service. Each SERP may be amended only by mutual agreement, except that we may amend or terminate each SERP if laws or regulations change in a way that would result in benefits being taxable to the executive before receipt or in material financial penalties or other materially detrimental ramifications to our company, provided in any case vested benefits would be preserved.

Nonqualified Deferred Compensation for 2008

     The following table sets forth certain information regarding the accounts of named executive officers under Bancorp's executives' deferred compensation plan.

Name	Executive	Bancorp	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in Last	Withdrawals/	Balance
	in Last FY	Last FY	FY	Distributions	at Last FYE (1)
	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert D.	$0	$0	$0	$0	$0
Sznewajs
Anders	$0	$0	($33,935)	$0	$136,287
Giltvedt
Xandra	$0	$0	($4,005)	$0	$9,713
McKeown
Hadley S.	$69,653	$0	($21,563)	$0	$48,090
Robbins
James D.	$0	$0	($7,177)	$0	$4,273
Bygland

(1)	Named executive officers have deferred amounts previously reported as compensation in the Summary Compensation Table into the executive's deferred compensation plan as follows: Mr. Giltvedt - $136,064; Ms. McKeown - $10,783; Mr. Robbins - $69,653; and Mr. Bygland - $8,494.

     Our executive officers' deferred compensation plan permits each named executive officer (and other senior executives) to defer all or part of his or her base salary, annual incentive bonuses, and commissions on a tax-deferred basis. We have not and do not make contributions to the plan or pay preferential earnings or guaranty interest to participants in the plan.

     Under the plan, an amount equal to deferrals under the plan is placed in a "rabbi" trust that is subject to the claims of our creditors. Participants have a number of investment options upon which to base earnings on deferred amounts, including our stock. The return on contributions enjoyed by each participant depends on the return on the investments that the participant selects. The following table shows currently available investment choices and annualized returns earned by those choices in 2008:

Performance
Plan Investment Choice	(annual return for 2008)
American Century Strategic Allocation: Conservative	-15.98%
American Century Strategic Allocation: Moderate	-26.14%
American Funds EuroPacific Growth Fund	-40.71%
American Funds Growth Fund of America	-39.07%
Baron Growth Fund	-39.18%
Dodge & Cox Balanced Fund	-33.57%
Federated High-Income Bond Fund, Inc. A	-25.63%
Federated Kaufmann A	-42.22%
Federated Max-Cap Index Instl	-37.02%
Federated Stock (1)	-31.86%
Federated Stock & Bond A	-22.73%
Federated Total Return Bond Instl	0.65%
Manager's AMG Systematic Value Fund (1)	-41.14%
West Coast Bancorp Stock	-63.01%

(1)	These investment options were only available to participants during part of 2008. Federated Stock fund was only available as an investment option during first quarter, 2008 and returned -10.17% during such period. Manager's AMB Systematic Value Fund was only available as an investment option during the second through fourth quarters, 2008 and returned -35.90% during such period.

     Contributions and earnings may be withdrawn following termination of employment or upon the occurrence of a financial hardship approved by the plan administrator.

Equity Compensation Plan Information

     The following table summarizes information regarding shares of Bancorp stock that may be issued upon exercise of options, warrants and rights under Bancorp's existing equity compensation plans and arrangements as of December 31, 2008. All of our plans or arrangements under which equity compensation may be awarded have been approved by shareholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

C. Number of securities
	A. Number of	B. Weighted-	remaining available for
	securities to be	average	future issuance under
	issued upon	exercise price	equity compensation plans
Plan Category	exercise of	of outstanding	(excluding securities
	outstanding	options,	reflected in column A)
	options, warrants,	warrants, and
	and rights	rights
Equity	1,407,515	$16.41	175,483
compensation plans
approved by
shareholders (1)
Equity	0	N/A	0
compensation plans
not approved by
shareholders
Total	1,407,515	$16.41	175,483(2)

(1)	Future grants may be made only under the 2002 Plan. The number of shares shown in column C as available for future issuance includes approximately 56,000 shares available for restricted stock grants. This amount corrects the number of shares shown as available in the Company's 2008 Form 10-K.

Potential Payments Upon Termination or Change in Control

     The following five tables set forth certain information concerning payments and other benefits that would have been payable to our named executive officers in the event of a termination of employment on December 31, 2008, under various circumstances described in the tables. The tables assume no changes in benefits or vesting are made by our Board. None of our officers other than Mr. Sznewajs is entitled to severance payments solely as a result of a termination of employment. Mr. Sznewajs may be entitled to severance under the terms of his employment agreement. All of our named executive officers have entered into a change in control agreement (a "CIC agreement") with us that provides severance benefits if his or her employment is terminated by us without cause or by the executive for good reason (which includes changes in job responsibilities) within a certain period after a change in control of our company (referred to as a "CIC" in the following tables). We have not entered into any agreements or plans that provide benefits to our named executive officers solely as a result of a change in control. Except as noted in the footnotes to the tables, all amounts are payable by Bancorp.

Robert D. Sznewajs, President and Chief Executive Officer

	Voluntary Terminations			Involuntary Terminations			Death	Disability
				(Other Than Death and Disability)
	For Good	For Good	Any Other	Without	Without	Any Other
	Reason	Reason With	Voluntary	Cause and	Cause and	Involuntary
	Without CIC	CIC	Termination	Without CIC	With CIC	Terminations
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Cash
Severance (1)	$720,000	$1,080,000	$0	$720,000	$1,080,000	$0	$0	$0
Restricted
Stock
Vesting (2)	294,237	294,237	294,237	294,237	294,237	294,237	294,237	294,237
Stock Option
Vesting (2)	0	0	0	0	0	0	0	0
SERP Benefits
(3)	0	0	0	0	0	0	0	0
Health
Benefits (4)	11,636	17,454	0	11,636	17,454	0	0	0
Life Insurance
Proceeds (5)	0	0	0	0	0	0	900,000	0
Outplacement
(6)	0	10,000	0	0	10,000	0	0	0
Tax Gross-
up (Est.) (7)	0	0	0	0	0	0	0	0
Total	$1,025,873	$1,401,691	$0	$1,025,873	$1,401,691	$0	$1,194,237	$294,237

(1)	Dollar amounts in columns (a) and (d) are comprised of amounts that would be due to Mr. Sznewajs under his employment agreement, under which, in the event he terminates his employment with us for "good reason" or we terminate his employment without "cause," each as described in his employment agreement and summarized in the discussion that follows these tables, he is entitled to receive a lump sum payment equal to the sum of:

  Base salary for his remaining contract term (through December 31, 2010);

  Annualized bonus for the year termination occurs (in this case 2008);

  The average of the annualized bonus for the year termination occurs (in this case 2008) and the actual bonus paid for the year before termination occurs (in this case 2007) times the number of years remaining on the contract after termination occurs in this case, two); and

  His deemed matching and profit sharing contributions under our 401(k) plan.

All payments must be made within six months of termination. Mr. Sznewajs has no obligation to mitigate or offset amounts we pay him if he takes another position following termination.

Dollar amounts in columns (b) and (e) represent amounts that would be due to Mr. Sznewajs under his CIC agreement, under which, if he terminates his employment for "good reason," or if we or our successor terminate his employment other than for "cause," "disability," or death within three years of a change in control (or prior to a change of control but on or after the date a transaction is announced or should have been announced under applicable law), he is entitled to a lump sum payment equal to the sum of:

Three times his adjusted salary and average bonus; and Three times his deemed matching contribution under our 401(k) plan.

Cash payments due under Mr. Sznewajs's CIC agreement must be paid the first day of the seventh month following the date of a termination event, unless applicable regulations permit earlier payments, in which case payment must be made within 30 days of the date of termination.

(2)	All dollar amounts represent the value of the vesting in full of shares of restricted stock that were not vested as of December 31, 2008, calculated by multiplying the number of shares that would vest by the closing price of our stock on December 31, 2008, $6.59 per share (the "Year-End Price"). Mr. Sznewajs is entitled to vesting of all restricted stock and options with respect to various termination events described in the column headings as follows: (i) columns (a) and (d), under the terms of his employment agreement, (ii) columns (b) and (e), under the terms of his CIC agreement and the 2002 Plan, (iii) columns (c) and (f), under the terms of the 2002 Plan and related award agreements that provide for full vesting upon retirement, unless terminated for cause, and (iv) columns (g) and (h), under the terms of both the 2002 Plan and his employment agreement. No increase in incremental value is shown relating to the vesting of options because all of his unvested options have an exercise price above the Year-End Price.

(3)	Mr. Sznewajs is fully vested in his SERP benefits; accordingly, he receives no incremental benefits under his SERP upon the occurrence of any of the described events, other than death or disability.

(4)	Dollar amounts in columns (a) and (d) represent total COBRA payments for 12 months that we would be obligated to pay under Mr. Sznewajs's employment agreement, provided that our obligation to make these payments terminates if he qualifies for group health coverage from a subsequent employer. Dollar amounts in columns (b) and (e) represent total COBRA payments for 18 months that we would be obligated to pay under Mr. Sznewajs's CIC agreement, except that our obligation to make these payments will not exceed the maximum period for which COBRA coverage is provided by law.

(5)	The dollar amount in column (h) represents amounts that would be due to Mr. Sznewajs's heirs under our bank-owned life insurance program ($300,000) that provides a benefit to certain executives and our group term life insurance program ($600,000) that provides a benefit for employees generally equal to two times salary as of the date of death, subject to a cap of $600,000. Such amounts would be paid by insurance companies rather than by us. Figures do not include amounts payable under an accidental death and dismemberment policy ($600,000) that reflect a benefit available to employees generally equal to two times salary as of the date of accidental death, but also subject to a cap of $600,000.

(6)	Represents amounts available for outplacement services under his CIC agreement.

(7)	If severance benefits due to Mr. Sznewajs under his CIC agreement subject him to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code (the "Code"), he is entitled to be reimbursed for taxes on an after-tax basis. Mr. Sznewajs's severance benefits as of December 31, 2008, would not trigger an excise tax under the Code, so no gross-up payment is shown in this illustration.

Anders Giltvedt, Executive Vice President and Chief Financial Officer

	Voluntary Terminations			Involuntary Terminations			Death	Disability
				(Other Than Death and Disability)
	For Good	For Good	Any Other	Without	Without	Any Other
	Reason Without	Reason With	Voluntary	Cause	Cause and	Involuntary
	CIC	CIC	Termination	and	With CIC	Terminations
				Without
				CIC
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Cash
Severance (1)	$0	$505,000	$0	$0	$505,000	$0	$0	$0
Restricted
Stock
Vesting (2)	0	117,374	0	0	117,374	0	117,374	117,374
Stock Option
Vesting (2)	0	0	0	0	0	0	0	0
SERP
Benefits (3)	0	187,083	0	0	187,083	0	894,254	39,146
Health
Benefits (4)	0	23,641	0	0	23,641	0	0	0
Life
Insurance
Proceeds (5)	0	0	0	0	0	0	600,000	0
Outplacement
(6)	0	5,000	0	0	5,000	0	0	0
Tax Gross-
up (Est.) (7)	0	0	0	0	0	0	0	0
Total	$0	$838,098	$0	$0	$838,098	$0	$1,611,628	$156,520

(1)	Dollar amounts in columns (b) and (e) represent amounts that would be due to Mr. Giltvedt under his CIC agreement, under which, if he terminates his employment for "good reason," or if we or our successor terminate his employment other than for "cause," "disability," or death within two years of a change in control (or prior to a change of control but on or after the date a transaction is announced or should have been announced under applicable law), he is entitled to a lump sum payment equal to the sum of:

  Two times his adjusted salary and average bonus; and

  Two times his deemed matching contribution under our 401(k) plan.

For purposes of calculating Mr. Giltvedt's severance payment under his CIC agreement, we have used the average of bonuses paid to him in 2007 and 2008 for services to our company in 2006 and 2007. Cash payments due under Mr. Giltvedt 's CIC agreement must be paid within 30 days of the date of a termination event.

(2)	All dollar amounts represent the value of the vesting in full of restricted stock that was not vested as of December 31, 2008, calculated by multiplying the number of shares that would vest by the Year-End Price. Mr. Giltvedt is entitled to vesting of all restricted stock and options, (i) with respect to termination events described in columns (b) and (e), under the terms of his CIC agreement and the 2002 Plan and (ii) with respect to termination events described in columns (g) and (h), under the terms of the 2002 Plan. No increase in incremental value is shown relating to the vesting of options because all of his unvested options have an exercise price above the Year-End Price.

(3)	Represents the incremental value of benefits that would become due to Mr. Giltvedt under his SERP upon certain termination events described in the table.

(4)	Dollar amounts in columns (b) and (e) represent total COBRA payments for 18 months that would be due to Mr. Giltvedt under his CIC agreement, except that our obligation to make these payments will end at the maximum period for which COBRA coverage is provided by law.

(5)	The dollar amount in column (h) represents amounts due to Mr. Giltvedt's heirs under our bank-owned life insurance program ($200,000) that provides a benefit to certain executives and our group term life insurance program ($400,000) that provides a benefit for employees generally equal to two times salary as of the date of death. Such amounts would be paid by insurance companies rather than by us. Figures do not include amounts payable under an accidental death and dismemberment policy ($400,000) that reflect a benefit available to employees generally equal to two times salary as of the date of accidental death.

(6)	Represents the amount available to cover outplacement services under his CIC agreement.

(7)	If severance benefits due to Mr. Giltvedt under his CIC agreement subject him to the federal excise tax imposed on benefits that constitute excess parachute payments under the Code, he is also entitled to be reimbursed for taxes on an after-tax basis. Mr. Giltvedt's severance benefits as of December 31, 2008, would not trigger an excise tax under the Code, so no gross-up payment is shown in this illustration.

Xandra McKeown, Executive Vice President of Commercial Banking.

	Voluntary Terminations			Involuntary Terminations			Death	Disability
				(Other Than Death and Disability)
	For Good	For Good	Any Other	Without	Without	Any Other
	Reason Without	Reason With	Voluntary	Cause	Cause and	Involuntary
	CIC	CIC	Termination	and	With CIC	Terminations
				Without
				CIC
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Cash
Severance (1)	$0	$490,000	$0	$0	$490,000	$0	$0	$0
Restricted
Stock
Vesting (2)	0	74,876	0	0	74,876	0	74,876	74,876
Stock Option
Vesting (2)	0	0	0	0	0	0	0	0
SERP
Benefits (3)	0	200,578	0	0	200,578	0	819,448	42,767
Health
Benefits (4)	0	14,720	0	0	14,720	0	0	0
Life
Insurance
Proceeds (5)	0	0	0	0	0	0	600,000	0
Outplacement
(6)	0	5,000	0	0	5,000	0	0	0
Tax Gross-
up (Est.) (7)	0	0	0	0	0	0	0	0
Total	$0	$785,174	$0	$0	$785,174	$0	$1,494,324	$117,643

(1)	Dollar amounts in columns (b) and (e) represent amounts that would be due to Ms. McKeown under her CIC agreement with us, under which, if she terminates her employment with no for "good reason," or if we or our successor terminate her employment other than for "cause," "disability," or death within two years of a change in control (or prior to a change of control but on or after the date a transaction is announced or should have been announced under applicable law), she is entitled to a lump sum payment equal to the sum of:

  Two times her adjusted salary and average bonus; and

  Two times her deemed matching contribution under our 401(k) plan.

For purposes of calculating Ms. McKeown's severance payment under her CIC agreement, we have used the average of bonuses paid to her in 2007 and 2008 for services to our company in 2006 and 2007. Cash payments due under Ms. McKeown's CIC agreement must be paid within 30 days of a termination event.

(2)	All dollar amounts represent the value of the vesting in full of restricted stock and stock options that were not vested as of December 31, 2008, calculated by multiplying the number of shares that would vest by the Year-End Price. Ms. McKeown is entitled to vesting of all restricted stock and options, (i) with respect to termination events described in columns (b) and (e), under the terms of her CIC agreement and the 2002 Plan and (ii) with respect to termination events described in columns (g) and (h), under the terms of the 2002 Plan. No increase in incremental value is shown relating to the vesting of options because all of her unvested options have an exercise price above the Year-End Price.

(3)	Represents the incremental value of benefits that would become due to Ms. McKeown under her SERP upon certain termination events described in the table.

(4)	Dollar amounts in columns (b) and (e) represent total COBRA payments for 18 months that would be due to Ms. McKeown under her CIC agreement, except that our obligation to make these payments will end at the maximum period for which COBRA coverage is provided by law.

(5)	The dollar amount in column (h) represents amounts due to Ms. McKeown's heirs under our bank-owned life insurance program ($200,000) that provides a benefit to certain executives and our group term life insurance program ($400,000) that provides a benefit for employees generally equal to two times salary as of the date of death. Such amounts would be paid by insurance companies rather than by us. Figures do not include amounts payable under an accidental death and dismemberment policy ($400,000) that reflect a benefit available to employees generally equal to two times salary as of the date of accidental death.

(6)	Represents the amount available to cover outplacement services under her CIC agreement.

(7)	If severance benefits due to Ms. McKeown under her CIC agreement subject her to the federal excise tax imposed on benefits that constitute excess parachute payments under the Code, she is also entitled to be reimbursed for taxes on an after-tax basis. Ms. McKeown's severance benefits as of December 31, 2008, would not trigger an excise tax under the Code, so no gross-up payment is shown in this illustration.

Hadley S. Robbins, Executive Vice President and Chief Credit Officer

	Voluntary Terminations			Involuntary Terminations			Death	Disability
				(Other Than Death and Disability)
	For Good Reason	For Good	Any Other	Without	Without	Any Other
	Without CIC	Reason	Voluntary	Cause	Cause and	Involuntary
		With CIC	Termination	and	With CIC	Terminations
				Without
				CIC
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Cash
Severance (1)	$0	$475,000	$0	$0	$475,000	$0	$0	$0
Restricted
Stock
Vesting (2)	0	71,455	0	0	71,455	0	71,455	71,455
Stock Option
Vesting (2)	0	0	0	0	0	0	0	0
SERP
Benefits (3)	0	325,970	0	0	325,970	0	951,835	88,461
Health
Benefits (4)	0	8,482	0	0	8,482	0	0	0
Life
Insurance
Proceeds (5)	0	0	0	0	0	0	600,000	0
Outplacement
(6)	0	5,000	0	0	5,000	0	0	0
Tax Gross-
up (Est.) (7)	0	382,149	0	0	382,149	0	0	0
Total	$0	$1,268,056	$0	$0	$1,268,056	$0	$1,623,290	$159,916

(1)	Dollar amounts in columns (b) and (e) represent amounts that would be due to Mr. Robbins under his CIC agreement with us, under which, if he terminates his employment for "good reason," or if we or our successor terminate his employment other than for "cause," "disability," or death within two years of a change in control (or prior to a change of control but on or after the date a transaction is announced or should have been announced under applicable law), he is entitled to a lump sum payment equal to the sum of:

  Two times his adjusted salary and average bonus; and

  Two times his deemed matching contribution under our 401(k) plan.
For purposes of calculating Mr. Robbins's severance payment under his CIC agreement, we have used the bonus paid to him in 2008 for services to our company in 2007 and not averaged it with any prior bonus since Mr. Robbins is a new employee. This result may not be required legally, but we are presenting it here to show benefits payable to Mr. Robbins had he received two annual bonuses of an equal amount. Cash payments due under Mr. Robbins's CIC agreement must be paid within 30 days of a termination event.

(2)	All dollar amounts represent the value of the vesting in full of restricted stock that were not vested as of December 31, 2008, calculated by multiplying the number of shares that would vest by the Year-End Price. Mr. Robbins is entitled to vesting of all restricted stock and options, (i) with respect to termination events described in columns (b) and (e), under the terms of his CIC agreement and the 2002 Plan, and (ii) with respect to termination events described in columns (g) and (h), under the terms of the 2002 Plan. No increase in incremental value is shown relating to the vesting of options because all of his unvested options have an exercise price above the Year-End Price.

(3)	Represents the incremental value of benefits that would become due to Mr. Robbins under his SERP upon certain termination events described in the table.

(4)	Dollar amounts in columns (b) and (e) represent total COBRA payments for 18 months that would be due to Mr. Robbins under his CIC agreement, except that our obligation to make these payments will end at the maximum period for which COBRA coverage is provided by law.

(5)	The dollar amount in column (h) represents amounts due to Mr. Robbins's heirs under our bank-owned life insurance program ($200,000) that provides a benefit to certain executives and our group term life insurance program ($400,000) that provides a benefit for employees generally equal to two times salary as of the date of death. Such amounts would be paid by insurance companies rather than by us. Figures do not include amounts payable under an accidental death and dismemberment policy ($400,000) that reflect a benefit available to employees generally equal to two times salary as of the date of accidental death.

(6)	Represents the amount available to cover outplacement services under his CIC agreement.

(7)	If severance benefits due to Mr. Robbins subject him to the federal excise tax imposed on benefits that constitute excess parachute payments under the Code, he is also entitled to be reimbursed for taxes on an after-tax basis. Amount shown represents the estimated gross-up payment that would be due to Mr. Robbins under the terms of his CIC agreement to cover excise taxes arising out of severance benefits shown in the table.

James D. Bygland, Executive Vice President and Chief Information Officer

	Voluntary Terminations			Involuntary Terminations			Death	Disability
				(Other Than Death and Disability)
	For Good Reason	For Good	Any Other	Without	Without	Any Other
	Without CIC	Reason	Voluntary	Cause	Cause	Involuntary
		With CIC	Termination	and	and	Terminations
				Without	With
				CIC	CIC
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Cash
Severance (1)	$0	$345,000	$0	$0	$345,000	$0	$0	$0
Restricted
Stock
Vesting (2)	0	33,774	0	0	33,774	0	33,774	33,774
Stock Option
Vesting (2)	0	0	0	0	0	0	0	0
SERP
Benefits (3)	0	107,706	0	0	107,706	0	736,661	0
Health
Benefits (4)	0	23,930	0	0	23,930	0	0	0
Life
Insurance
Proceeds (5)	0	0	0	0	0	0	500,000	0
Outplacement
(6)	0	5,000	0	0	5,000	0	0	0
Tax Gross-
up (Est.) (7))	0	0	0	0	0	0	0	0
Total	$0	$515,410	$0	$0	$515,410	$0	$1,270,435	$33,774

(1)	Dollar amounts in columns (b) and (e) represent amounts that would be due to Mr. Bygland under his CIC agreement with us, under which, if he terminates his employment for "good reason," or if we or our successor terminate his employment other than for "cause," "disability," or death within two years of a change in control (or prior to a change of control but on or after the date a transaction is announced or should have been announced under applicable law), he is entitled to a lump sum payment equal to the sum of:

  Two times his adjusted salary and average bonus; and

  Two times his deemed matching contribution under our 401(k) plan.

For purposes of calculating Mr. Bygland's severance payment under his CIC agreement, we have used the average of bonuses paid to him in 2007 and 2008 for services to our company in 2006 and 2007. Cash payments due under Mr. Bygland 's CIC agreement must be paid within 30 days of a termination event.

(2)	All dollar amounts represent the value of the vesting in full of restricted stock that were not vested as of December 31, 2008, calculated by multiplying the number of shares that would vest by the Year-End Price. Mr. Bygland is entitled to vesting of all restricted stock and options, (i) with respect to termination events described in columns (b) and (e), under the terms of his CIC agreement and the 2002 Plan and (ii) with respect to termination events described in columns (g) and (h), under the terms of the 2002 Plan. No increase in incremental value is shown relating to the vesting of options because all of his unvested options have an exercise price above the Year-End Price.

(3)	Mr. Bygland is fully vested in his SERP benefits; accordingly, he receives no incremental benefits under his SERP upon the occurrence of any of the described events, other than death.

(4)	Dollar amounts in columns (b) and (e) represent total COBRA payments for 18 months that would be due to Mr. Bygland under his CIC agreement, except that our obligation to make these payments will end at the maximum period for which COBRA coverage is provided by law.

(5)	The dollar amount in column (h) represents amounts due to Mr. Bygland's heirs under our bank-owned life insurance program ($200,000) that provides a benefit to certain executives and our group term life insurance program ($300,000) that provides a benefit for employees generally equal to two times salary as of the date of death. Such amounts would be paid by insurance companies rather than by us. Figures do not include amounts payable under an accidental death and dismemberment policy ($300,000) that reflect a benefit available to employees generally equal to two times salary as of the date of accidental death.

(6)	Represents the amount available to cover outplacement services under his CIC agreement.

(7)	If severance benefits due to Mr. Bygland subject him to the federal excise tax imposed on benefits that constitute excess parachute payments under the Code, he is also entitled to be reimbursed for taxes on an after-tax basis. Mr. Bygland's severance benefits as of December 31, 2008, would not trigger an excise tax under the Code, so no gross-up payment is shown in this illustration.

     The discussion below should be read in conjunction with the preceding tables illustrating payments that would be paid to our named executive officers in the event of a hypothetical termination on December 31, 2008. Significant provisions of our agreements with our named executive officers are discussed below, including definitions relating to employment termination that determine whether our executives will be entitled to severance benefits. Because our CIC agreements with our named executive officers require termination of employment in addition to a change in control, no executive will be entitled to severance payments due to a change in control alone.

     Agreement Terms Affecting Payments Due Upon A Termination of Employment Following a Change in Control. We have entered into CIC agreements with each of our named executive officers effective as of January 1, 2004, as amended, except in the case of Mr. Robbins whose agreement was entered into effective March 5, 2007. Each CIC agreement has a one-year term but provides for automatic extension for an additional year on each anniversary of the agreement, unless on or prior to September 30 of each year either we or the executive gives written notice terminating the agreement. If a "change in control" occurs, each agreement provides for an automatic extension of its term—to three years for Mr. Sznewajs and two years for each other executive.

     Each of our executives is entitled to severance benefits if he or she terminates his or her employment for "good reason," or if we terminate his or her employment other than for "cause," "disability," or death within a given period following a change in control – three years for Mr. Sznewajs and two years for all other executives. Severance benefits will also be payable if an executive is terminated other than for cause, disability or death prior to a change of control and such termination occurs on or after the date a transaction is announced or should have been announced under applicable securities or other laws. "Good reason" and "cause" in each CIC agreement are defined in substantially the same manner in which those terms are defined in Mr. Sznewajs's employment agreement, as described under the subheading "Agreement Terms Affecting Payments Due to Mr. Sznewajs Following Employment Termination" below.

     A "change in control" will be deemed to occur if:

  a person acquires 30 percent or more of our outstanding common stock, other than from us or in certain exempt transactions;

  directors in office at the time of each CIC agreement, including individuals elected as directors thereafter based on a nomination by our Board, cease for any reason to constitute a majority of the Board;

  we complete a merger, reorganization, or consolidation or sale of all or substantially all of our assets, unless (A) our shareholders prior to such transaction continue to own 50 percent or more of the common stock and 50 percent or more of the voting power of outstanding securities of the resulting entity, (B) no person has acquired 30 percent or more of our common stock or the combined voting power of its outstanding securities, and (C) a majority of our Board continues in office; or

  shareholders approve a liquidation.

     In the event an executive's severance benefits under his or her CIC agreement are triggered, he or she will be entitled to severance benefits, including payments, as illustrated in the preceding table for each of our executives.

     If any payments under a CIC agreement are determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, the executive will be entitled to reimbursement for such taxes on an after-tax basis, again as illustrated in the preceding tables. Under certain circumstances, we may also be unable to deduct the resulting compensation expense for federal income tax purposes.

     Under each CIC agreement, the executive has agreed that he or she will assist us in evaluating any proposal for a change in control and not resign his or her position until the contemplated transaction is completed or abandoned. In addition, for a period after the change in control, if we want the executive to continue employment in a position or under circumstances that qualify as "good reason," the executive will be obligated to do so, provided such continued employment is for not longer than 90 days, in a reasonably comparable position, and occurs at the then current place of employment or at such other location as is agreeable to the executive. The executive will be entitled to severance benefits upon commencement of a continued employment period.

     Agreement Terms Affecting Payments Due to Mr. Sznewajs Following Employment Termination. We have entered into an employment agreement with Mr. Sznewajs that was effective beginning January 1, 2008, and continues for a three-year term, expiring on December 31, 2010. Mr. Sznewajs' employment agreement provides for severance benefits under certain circumstances as described in footnotes one and two to his table of benefits above. Whether or not Mr. Sznewajs receives benefits depends on the nature of the termination of his employment agreement.

     Mr. Sznewajs will receive severance benefits unless he quits or is terminated for "cause." We may terminate Mr. Sznewajs for cause only if (x) two-thirds of the members of the Board determine that cause exists based on substantial evidence, (y) Mr. Sznewajs is given reasonable notice of the board meeting called to make that determination, and (z) Mr. Sznewajs and his legal counsel are given an opportunity to address the board meeting. We may terminate Mr. Sznewajs for "cause" if:

  He engages in dishonest or fraudulent conduct involving the Company;

  He materially breaches the confidentiality provisions of his agreement;

  He is convicted on any felony charge or on a misdemeanor reflecting upon honesty;

  His acts or failures to act materially injure the Company's reputation, business affairs, or financial condition if injury could have been reasonably avoided by Mr. Sznewajs; or

  He fails or refusals to substantially perform his duties and does not cure such failure or refusal within a reasonable period following written notice.

Mr. Sznewajs will also be entitled to severance benefits if he terminates his employment for what is called "good reason" under his agreement. He may terminate his employment for "good reason" if:

  His salary is reduced or any compensation or benefit plan benefiting Mr. Sznewajs is reduced or eliminated in a manner that does not apply generally to all similarly situated employees;

  His responsibilities or duties are diminished;

  He is relocated to a location more than 35 miles from our Lake Oswego office; or

  We materially breach Mr. Sznewajs's employment agreement and fail to cure the breach within a reasonable period following written notice by Mr. Sznewajs.

Report of the Compensation Committee

     The Compensation & Personnel Committee ("Compensation Committee") discharges the responsibilities assigned to it by the Board of Directors with respect to compensation and personnel matters, including those relating to Bancorp's executive officers.

     In discharging its responsibilities, the Compensation Committee:

  Reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

  Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and furnished in the Company's annual report on Form 10-K for the year ended December 31, 2008, through its incorporation by reference from the proxy statement.

Compensation Committee Members

     David Truitt (Chair), Lloyd D. Ankeny, Michael J. Bragg, Duane McDougall, Steven J. Oliva

TRANSACTIONS WITH RELATED PERSONS

     Various of our directors and officers, members of their immediate families, and firms in which they have or had an interest, were customers of and had transactions with our subsidiaries during 2008 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectability or present other unfavorable features. These transactions are not required to be disclosed under applicable SEC requirements for disclosure of transactions with related persons.

     Bancorp has adopted written policies and procedures for the review, approval and ratification of transactions with related persons. Related persons include our directors and named executive officers. The policies require that all transactions with related persons that are required to be publicly disclosed under Item 404 of Regulation S-K of the Securities and Exchange Commission ("SEC") be either approved or ratified by a designated Board committee.

     The policies require that all material facts of all transactions that require approval be reviewed and either approved or disapproved:

  Loan Committee Approval. With respect to loans and other extensions of credit, by the Loan Committee, with any members of the committee who are not independent abstaining from discussion and voting;

  Governance Committee Approval. With respect to other transactions by the Governance Committee; and

     In determining whether to approve or ratify a transaction, the appropriate Board committee will take into account, among other factors determined to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-person under the same or similar circumstances and the extent of the related person's interest in the transaction. If advance approval of a transaction is not feasible, the transaction is considered and, if determined to be appropriate, ratified by the committee as soon as practical after its occurrence.

     No director may participate in any discussion or approval of a transaction for which he or she is involved, except that the director is required to provide all material information concerning the transaction to the committee. If a transaction will be ongoing, the appropriate committee responsible for approval of the transaction may establish guidelines for our management to follow in its ongoing dealings with the related person. The policy does not require pre-approval or ratification of any transaction with another entity in which the related person's only relationship is as an employee (other than an executive officer) of the entity.

     We will provide a complete written copy of the policy upon written request addressed to the Corporate Secretary at 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035.

INFORMATION CONCERNING DIRECTOR NOMINATIONS

     Director Qualifications. Qualifications required of individuals for consideration as a board member will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time. Minimum qualifications do, however, include experience at a high level in business, government, or education, demonstrated leadership abilities, generalized or specific knowledge or other skills or qualities of particular value to the Board in fulfilling its responsibilities, and outstanding personal attributes such as unquestioned integrity, sound business judgment, and significant business, community or political contacts. In addition, a board candidate must have time and willingness to commit to being a productive and active member of the Board and committees of the Board on which he or she will serve. Our bylaws provide that persons who have reached the age of 72 may not stand for election. Finally, because persons nominated to stand for election as one of our directors will usually also be nominated to serve as a director of the Bank, such persons must be acceptable to our banking regulators. In general, we seek a board that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our company.

     The Governance Committee will evaluate potential nominees by reviewing their qualifications, considering references as appropriate, conducting interviews as needed, and considering such other information as may be deemed relevant, including the needs of the Board at the time. The Governance Committee is authorized by its charter to retain a third-party search firm to assist it in identifying director candidates, but it has not done so recently.

     Director Nominees. We receive suggestions for potential director nominees from a variety of sources including Board members, management representatives, advisors, and shareholders. The Governance Committee will consider nominees recommended by security holders. Nominees for election at the 2009 annual meeting of shareholders are all currently directors.

     Shareholder Nominee Suggestion. It is the policy of the Governance Committee to consider shareholder recommendations concerning nominees for director. Shareholders wishing to suggest a candidate for nomination as a director by the Governance Committee should write to us at our corporate offices to the attention of the Chair of the Governance & Nominating Committee, care of the Corporate Secretary, and shall include:

  A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;

  Name and contact information for the candidate;

  A statement of the candidate's experience in business, government, or education and his educational background;

  Information regarding the candidate's qualifications, relationships with our customers, suppliers or competitors, and any relationship or understanding between the proposing shareholder and the candidate; and

  A statement that the candidate is willing to be considered and serve if nominated and elected.

Shareholders wishing to recommend a candidate for nomination should submit a recommendation not later than 120 days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the previous year's annual meeting. Shareholder-recommended candidates will be evaluated using the same criteria used to evaluate all potential candidates for director, except that current directors whose performance as a director has been satisfactory or better will normally be favored over new candidates.

     In addition, our bylaws permit shareholders to directly nominate directors for consideration at an annual meeting of shareholders. In order to submit a nominee for consideration at an annual meeting of shareholders, a shareholder must comply with the notice provisions contained in our bylaws. Under our bylaws, a shareholder entitled to vote for the election of directors may nominate at a meeting persons for election as director only if written notice of such shareholder's intent to make a nomination is given to our Secretary, either by personal delivery or certified mail, not later than 60 days before the date of the annual meeting (provided that, if the date of a meeting is not publicly announced more than 90 days in advance, such notice must be given within 15 days after the first public disclosure of the annual meeting date).

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2010 Annual Meeting of Shareholders must be received by our Secretary before November 17, 2009, for inclusion in the 2010 Proxy Statement and form of proxy. In addition, if we receive notice of a shareholder proposal after January 31, 2010, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

     Our bylaws provide that no business may be brought before an annual meeting except by or at the direction of the Board, as specified in our notice of the meeting, or by any shareholder of record who delivers notice to our Secretary not less than 60 days in advance of such meeting (unless the date of the meeting has not been publicly announced by us more than 90 days prior to the meeting, in which case the shareholder's notice must be given within 15 days after we publicly announce the meeting date). To be effective, the shareholder's notice must include certain information about the matter proposed to be considered at the meeting and the shareholder providing the notice, as specified further in the bylaws. If the chair of an annual meeting determines that these advance notice procedures have not been complied with, he or she may declare that the business was not properly brought before the meeting and will not be considered.

HOUSEHOLDING MATTERS

     We are delivering a single Notice of Internet Access, and if requested, a single copy of our annual report and proxy statement to persons with the same last name residing in a single household or whom we reasonably believe are members of the same family, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as "householding."

     If you reside at an address that received only one copy of our Notice of Internet Access or, if requested, our annual report and proxy statement as a result of householding, we will deliver additional copies upon oral or written request to West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035, Attn: Corporate Secretary, or by phone at (503) 684-0884.

     If you object to householding and wish to receive separate copies of documents in the future, you may contact either:

          1. Broadridge ("Broadridge") if your shares are held in an account at a brokerage firm or bank, at 1-800-542-1061. Please have your proxy card in hand in order to access your account and follow the automated instructions. You can also contact Broadridge in writing by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

          2. Wells Fargo Shareholder Services ("Wells"), our stock transfer agent, if your shares are directly registered with them, at 1-877-602-7615. Please have your proxy card in hand in order to access your account. The Company's code for use of Wells' automated system is 210.

If you received multiple copies of your Notice of Internet Access or other documents at a single address and would like to request delivery of a single copy in the future, please contact us or our transfer agent as described above.

ANNUAL REPORT TO SHAREHOLDERS

     Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008 including financial statements. Written requests for the Form 10-K should be addressed to Richard R. Rasmussen, Corporate Secretary of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035.

VOTING VIA THE INTERNET OR BY TELEPHONE

     You may vote via the Internet at www.proxyvote.com or may vote telephonically by calling 1-800-690-6903. In either case, have either your Notice of Internet Availability of Proxy Materials or your proxy card in hand and follow the instructions. Votes submitted via the Internet or by telephone must be received by 8:59 pm (PT) on April 27, 2009 (April 24, 2009 for participants in West Coast Bancorp's 401(k) Plan), to be counted.

     The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

March 17, 2009	BY ORDER OF THE BOARD OF DIRECTORS

Richard R. Rasmussen
Executive Vice President
General Counsel and Secretary

Appendix A

AMENDMENT NO. 4 TO
WEST COAST BANCORP
2002 STOCK INCENTIVE PLAN

     This AMENDMENT NO. 4 (the “Amendment”) to the WEST COAST BANCORP 2002 STOCK INCENTIVE PLAN (the “Plan”) is adopted effective March 10, 2009, by the Board of Directors of West Coast Bancorp, an Oregon corporation (the "Company"), subject to approval by the Company’s shareholders at the Company's 2009 annual meeting of shareholders.

     1. Pursuant to the provisions of Section 10 of the Plan, the Plan is amended as follows:

     (a) Section 1(t) is amended to provide as follows:

          “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.”

     (b) Section 2 is amended by adding the following after Section 2(g):

          “Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Options and stock appreciation rights and outstanding Stock Options or stock appreciation rights may not be amended to reduce the exercise price of the Stock Options or stock appreciations rights and outstanding Stock Options or stock appreciations rights may not be cancelled in exchange for cash or Awards with an exercise price that is less than the exercise price of the cancelled Stock Options or stock appreciation rights.”

     (c) Section 3 is amended by replacing the first two sentences with the Following three sentences:

          "The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 2,140,000. No more than 488,000 shares may be issued as Restricted Stock or be based upon the Common Stock pursuant to Section 8 of the

Plan. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 1,800,000."

     (d) Section 5(o) is amended to provide as follows:

     “(o) Dividends and Dividend Equivalents. Dividends and dividend equivalents may not be paid or accrued on Stock Options.”

     2. Except as amended hereby, all the terms and conditions of the Plan will remain in full force and effect.

     WEST COAST BANCORP
2002 STOCK INCENTIVE PLAN
(As adopted by the Board of Directors March 10, 2009,
subject to shareholder approval)

SECTION 1. Purpose; Definitions

     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company's businesses and increases in Company shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a) "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company.

     (b) "Award" means a Stock Option, Restricted Stock, or other stock-based award.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (C) prior to a Change in Control, such other events as shall be determined by the Committee.

     (e) "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 9(b) and (c), respectively.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (g) "Commission" means the Securities and Exchange Commission or any successor agency.

     (h) "Committee" means the Committee referred to in Section 2.

     (i) "Common Stock" means common stock, no par value per share, of the Company.

     (j) "Company" means West Coast Bancorp, an Oregon corporation.

     (k) "Covered Employee" means a participant designated prior to the grant of Restricted Stock by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

     (l) "Disability" means, unless otherwise provided by the Committee, (1) "Disability" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define "Disability," permanent and total disability as determined under the Company's Long-Term Disability Plan applicable to the participant.

     (m) "Eligible Individuals" mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (o) "Fair Market Value" means, except as otherwise provided by the Committee, as of any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (p) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) “Individual Agreement” means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a participant and the Company or one of its Subsidiaries or Affiliates. If a participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant "Individual Agreement" prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant "Individual Agreement" after a Change in Control.

     (r) "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (s) "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

     (t) "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and (ii) such Performance Goals shall be set by the

Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     (u) "Plan" means the West Coast Bancorp 2002 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (v) "Restricted Stock" means an Award granted under Section 6.

     (w) "Restricted Stock Agreement” has the meaning set forth in Section 6(c)(vi) of the Plan.

     (x) "Retirement" means, except as otherwise provided by the Committee, retirement from active employment with the Company, a Subsidiary or Affiliate at or after the attainment of age 55 and with five years or more of employment service with the Company, a Subsidiary or Affiliate.

     (y) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

     (z) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (aa) "Stock Option" means an Award granted under Section 5.

     (bb) "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50 percent voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

     (cc) "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

     SECTION 2. Administration

     The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation and Personnel Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing or any other provision of the Plan to the contrary, all Performance Goals will be established and administered and all Qualified Performance-Board Awards will be granted to any "covered employee" within the meaning of Section 162(m)(3) of the Code, only by either (a) the Board as a whole in a proceeding in which all members of the Board who are or may be "covered employees" recuse themselves from consideration and approval of such goals or Awards, or (b) a duly authorized committee consisting of two or more "outside directors" as that term is defined in Section 162(m) of the Code. All references in the Plan to the "Committee" refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the Eligible Individuals to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder;

     (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

     (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

     (e) To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(a) and 5(b)), at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

     (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

     (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(d).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

     Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Options and stock appreciation rights may not be amended to reduce the exercise price of the Stock Options or stock appreciation rights and outstanding Stock Options or stock appreciation rights may not be cancelled in exchange for cash, Stock Options, stock appreciation rights or other Awards with an exercise price that is less than the exercise price of the cancelled Stock Options or stock appreciation rights.

     SECTION 3. Common Stock Subject to Plan

     The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 2,140,000. No more than 488,000 shares may be issued as Restricted Stock or be based upon the Common Stock pursuant to Section 8 of the Plan. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 1,800,000. No participant may be granted Stock Options covering in excess of 300,000 shares of Common Stock in any fiscal year of the Company. Shares subject to an Award under the Plan may be authorized and unissued shares. No further awards will be granted under the Company's 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan.

     If any Award is forfeited, or if any Stock Option terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

     In the event of a stock split (including a reverse stock split), a dividend or distribution paid in Common Stock, or a recapitalization of or affecting Common Stock, the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitation upon the number of shares that may be issued as Restricted Stock or subject to Stock Options to be granted to a single participant in any fiscal year under the Plan, the number, kind, and option price per share subject to each outstanding Stock Option, and the number and kind of shares subject to other Awards granted under the Plan, will automatically be adjusted proportionately, or substituted, to reflect the effect of such stock split, distribution paid in Common Stock, or recapitalization.

     In the event of any merger or consolidation, separation (including a spin off), a reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation, or any other change in corporate capitalization not specifically addressed above, the Committee or Board may make such adjustments or substitution in the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitation upon the number of shares that may be issued as Restricted Stock or subject to Stock Options to be granted to a single participant under the Plan, in the number, kind, and option price per share subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards under the Plan and/or such other equitable adjustments or substitutions as it may determine to be appropriate in its sole discretion.

     Notwithstanding the foregoing, the number of shares subject to any Award shall always be a whole number which shall be obtained by rounding all calculations up to the nearest whole share.

     SECTION 4. Eligibility

     Awards may be granted under the Plan to Eligible Individuals.

     SECTION 5. Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Company to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option. The Committee may also provide for Company loans to be made for purposes of the exercise of Stock Options.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(o) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

     (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family (as defined by the Committee), whether directly or indirectly or by means of a trust or partnership or otherwise. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term "holder" and "optionee" include such guardian, legal representative and other transferee.

     (f) Termination by Reason of Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (i) Termination by the Company for Cause. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee, whether vested or unvested, shall thereupon terminate.

     (j) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability, or Retirement, or for Cause, and except as set forth in Section 5(i) above, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's stated term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (k) Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the option price is at least 110 percent of the Fair Market Value of a share of Common Stock and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a NonQualified Stock Option.

     (l) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (m) Certain Terminations Prior to a Change in Control. Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment by the Company other than for Cause at any time after the Company executes an agreement that provides for a transaction that if consummated would constitute a Change in Control, but before the actual occurrence of such Change in Control, and, thereafter, such Change in Control actually occurs, then, upon such Change in Control, any Stock Option held by such optionee prior to such Termination of Employment shall immediately vest in full and may thereafter be exercised by the optionee until expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (n) Change in Control Cash-Out. If the Committee shall determine at the time of grant of an Option or thereafter, then, notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(n) shall have been exercised.

     (o) Dividends and Dividend Equivalents. Dividends and dividend equivalents may not be paid or accrued on Stock Options.

     SECTION 6. Restricted Stock

     (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

     (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the West Coast Bancorp 2002 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant's employment is terminated by reason of death or Disability). No more than 113,322 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any participant during the term of the Plan.

     (ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

     (iii) Except as provided in this paragraph (iii) and Sections 6(c)(i) and 6(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 12(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and shall, as determined by the Committee, either be (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

     (iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 6(c)(i), 6(c)(ii), 6(c)(v), 6(d) or 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

     (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

     (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

     (d) Termination of Employment due to Death or Disability. Unless otherwise determined by the Committee, upon a participant's Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     SECTION 7. [Intentionally Left Blank]

     SECTION 8. Other Stock-Based Awards

     Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

     SECTION 9. Change in Control Provisions

     (a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, in the event a recipient of an Award incurs a Termination of Employment by the Company or a successor other than for Cause during the 24-month period following a Change in Control:

     (i) Any Stock Options held by an optionee which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant, and all Stock Options shall be exercisable until expiration of the stated term of such Stock Options.

     (ii) The restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (iii) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

     (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

     SECTION 10. Term, Amendment and Termination

     The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely impair the rights of an optionee under a Stock Option or a recipient of a Restricted Stock Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall materially and adversely impair the rights of any holder without the holder's consent, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

     SECTION 11. Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     SECTION 12. General Provisions

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (i) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

     (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to principles of conflict of laws.

     (i) Except as otherwise provided in Section 5(e) by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

     SECTION 13. Effective Date of Plan

     The Plan shall be effective as of the date it is adopted by the Board, subject to approval of the Plan by the affirmative vote of a majority of the votes cast with respect to the plan at a meeting of stockholders.

5335 MEADOWS ROAD SUITE 201 LAKE OSWEGO, OR 97035
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2009 (April 24, 2009 for participants in West Coast Bancorp's 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2009 (April 24, 2009 for participants in West Coast Bancorp's 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so it is received prior to the Annual Meeting on April 28, 2009.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WTCOB1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEST COAST BANCORP

The Board of Directors recommends a vote “FOR” the listed directors and proposals.
Vote on Directors
1.	ELECTION OF DIRECTORS
	Nominees:
	01)	Lloyd D. Ankeny	05)	Steven N. Spence
	02)	Michael J. Bragg	06)	Robert D. Sznewajs
	03)	Duane C. McDougall	07)	David J. Truitt
	04)	Steven J. Oliva	08)	Nancy A. Wilgenbusch, Ph.D.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	APPROVE AMENDMENTS TO THE WEST COAST BANCORP 2002 STOCK INCENTIVE PLAN.	☐	☐	☐

3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐

Management knows of no other matters that are likely to be brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned acknowledges receipt of the 2009 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

WHEN SIGNING AS ATTORNEY, EXECUTOR, OFFICER, TRUSTEE, GUARDIAN, OR OTHER CAPACITY, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Location:	Kruse Oaks I
5300 Meadows Road
Lake Oswego, OR 97035
Rooms:	Conference Center (The Oaks Meadows)

Location:	Main Floor

Time:	2:00 P.M., Pacific Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

WTCOB2

WEST COAST BANCORP

PROXY

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy Is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert D. Sznewajs and Richard R. Rasmussen as Proxies, each with the power to act alone and with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of West Coast Bancorp (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2009, or at any adjournment of the meeting.

     THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.